Exhibit 99.3

Item 8.	Financial Statements and Supplemental Data

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Evercore Partners Inc.:

We have audited the accompanying consolidated statements of financial condition of Evercore Partners Inc. and subsidiaries (the “Successor”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years ended December 31, 2008 and 2007, and the period August 10, 2006 to December 31, 2006. We have also audited the related combined statements of operations, changes in members’ equity, and cash flows of Evercore Holdings (the “Predecessor”) for the period January 1, 2006 to August 9, 2006. These financial statements are the responsibility of the Successor’s and Predecessor’s (collectively the “Company”) management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the Successor’s consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Successor as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years ended December 31, 2008 and 2007, and the period August 10, 2006 to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the Predecessor’s combined financial statements referred to above present fairly, in all material respects, the results of Predecessor’s operations and their cash flows for the period January 1, 2006 to August 9, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated/combined financial statements, on January 1, 2009 the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”, and retrospectively adjusted all periods presented in the consolidated financial statements for the change. As discussed in Note 1 to the consolidated/combined financial statements, the Successor was formed on August 10, 2006 pursuant to a contribution and sale agreement. As discussed in Note 2 to the consolidated/combined financial statements, commencing August 10, 2006, the Company became subject to U.S. corporate federal income tax that it accounts for in accordance with SFAS No. 109 “Accounting for Income Taxes”. We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Successor’s internal control over financial reporting as of December 31, 2008, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 12, 2009 expressed an unqualified opinion on the Successor’s internal control over financial reporting.

/s/ Deloitte & Touche LLP

New York, New York

March 12, 2009

(May 7, 2009 as to the effects of the retrospective adoption of SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51, as disclosed in Notes 2, 15 and 16)

EVERCORE PARTNERS INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share data)

	December 31,
	2008	2007
ASSETS
Current Assets
Cash and Cash Equivalents	$175,902	$193,475
Marketable Securities	103,480	7,647
Financial Instruments Owned and Pledged as Collateral at Fair Value	191,507	226,868
Securities Purchased Under Agreements to Resell	92,770	58,834
Accounts Receivable (net of allowances of $787 and $591 at December 31, 2008 and 2007, respectively)	22,758	47,720
Receivable from Employees and Related Parties	3,278	5,003
Deferred Tax Asset—Current	2,130	1,455
Other Current Assets	13,653	13,992

Total Current Assets	605,478	554,994
Investments	24,839	16,283
Deferred Tax Asset	61,066	54,877
Furniture, Equipment and Leasehold Improvements (net of accumulated depreciation and amortization of $5,944 and $5,787 at December 31, 2008 and 2007, respectively)	8,145	10,105
Goodwill	32,750	42,044
Intangible Assets (net of accumulated amortization of $18,994 and $17,753 at December 31, 2008 and 2007, respectively)	5,413	8,993
Other Assets	1,249	1,800

TOTAL ASSETS	$738,940	$689,096

LIABILITIES AND EQUITY
Current Liabilities
Accrued Compensation and Benefits	$61,551	$112,355
Accounts Payable and Accrued Expenses	8,104	11,345
Securities Sold Under Agreements to Repurchase	284,745	285,864
Payable to Employees and Related Parties	1,953	4,569
Taxes Payable	92	3,961
Other Current Liabilities	8,930	1,482

Total Current Liabilities	365,375	419,576
Notes Payable	95,263	—
Amounts Due Pursuant to Tax Receivable Agreements	38,344	37,575
Other Long-term Liabilities	8,373	9,245
Deferred Tax Liability	—	3,385

TOTAL LIABILITIES	507,355	469,781

Commitments and Contingencies (Note 18)
Equity
Evercore Partners Inc. Stockholders’ Equity
Common Stock
Class A, par value $0.01 per share (1,000,000,000 shares authorized, 12,552,028 and 11,261,100 issued at December 31, 2008 and 2007, respectively, and 12,053,282 and 11,229,197 outstanding at December 31, 2008 and 2007, respectively)	126	113
Class B, par value $0.01 per share (1,000,000 shares authorized, 51 issued and outstanding at December 31, 2008 and 2007)	—	—
Additional Paid-In-Capital	275,234	208,846
Accumulated Other Comprehensive Income (Loss)	(5,139)	237
Retained Earnings (Deficit)	(46,564)	(35,612)
Treasury Stock at Cost (498,746 and 31,903 shares at December 31, 2008 and 2007, respectively)	(8,050)	(968)

Total Evercore Partners Inc. Stockholders’ Equity	215,607	172,616
Noncontrolling Interest	15,978	46,699

TOTAL EQUITY	231,585	219,315

TOTAL LIABILITIES AND EQUITY	$738,940	$689,096

See Notes to Consolidated/Combined Financial Statements.

EVERCORE PARTNERS INC.

CONSOLIDATED/COMBINED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share data)

	Consolidated			Combined
	For the Twelve Months Ended		For the Period
	December 31, 2008	December 31, 2007	August 10, 2006 through December 31, 2006	January 1, 2006 through August 9, 2006
	SUCCESSOR	SUCCESSOR	SUCCESSOR	PREDECESSOR
REVENUES
Advisory Revenue	$181,608	$295,751	$87,659	$96,122
Investment Management Revenue	9,440	20,158	6,591	16,860
Other Revenue, Including Interest	33,885	24,141	8,622	643

TOTAL REVENUES	224,933	340,050	102,872	113,625
Interest Expense	30,278	18,451	6,794	1,706

NET REVENUES	194,655	321,599	96,078	111,919

EXPENSES
Employee Compensation and Benefits	146,663	299,327	52,316	20,598
Occupancy and Equipment Rental	12,671	13,486	2,006	2,257
Professional Fees	16,173	28,691	6,739	13,527
Travel and Related Expenses	10,139	8,803	3,252	4,307
Communications and Information Services	2,984	2,321	815	1,075
Depreciation and Amortization	4,189	17,421	3,234	666
Special Charges	4,132	—	—	—
Acquisition and Transition Costs	1,596	—	—	—
Other Operating Expenses	5,492	6,485	1,909	1,164

TOTAL EXPENSES	204,039	376,534	70,271	43,594

INCOME (LOSS) BEFORE INCOME TAXES	(9,384)	(54,935)	25,807	68,325
Provision for Income Taxes	179	12,401	6,030	2,368

NET INCOME (LOSS)	(9,563)	(67,336)	19,777	65,957
Net Income (Loss) Attributable to Noncontrolling Interest	(4,850)	(32,841)	15,991	6

NET INCOME (LOSS) ATTRIBUTABLE TO EVERCORE PARTNERS INC.	$(4,713)	$(34,495)	$3,786	$65,951

Net Income (Loss) Attributable to Evercore Partners Inc. Common Shareholders	$(4,713)	$(34,495)	$3,786	N/A
Weighted Average Shares of Class A Common Stock Outstanding:
Basic	13,072	10,219	4,956	N/A
Diluted	13,072	10,219	4,956	N/A
Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders
Basic	$(0.36)	$(3.38)	$0.76	N/A
Diluted	$(0.36)	$(3.38)	$0.76	N/A
Dividends Declared per Share of Class A Common Stock	$0.48	$0.41	$—	N/A

See Notes to Consolidated/Combined Financial Statements.

EVERCORE PARTNERS INC.

CONSOLIDATED/COMBINED STATEMENTS OF CHANGES IN EQUITY

(dollars in thousands, except share data)

	Members’ Equity	Class A Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Deficit)	Treasury Stock		Noncontrolling Interest	Total Equity
		Shares	Dollars				Shares	Dollars
Combined
PREDECESSOR
Balance at January 1, 2006	$51,301	—	$—	$—	$204	$—	—	$—	$274	51,779
Net Income	65,951	—	—	—	—	—	—	—	6	65,957
Other Comprehensive Income:
Distribution of Available-For-Sale Securities	—	—	—	—	(204)	—	—	—	—	(204)

Total Comprehensive Income	65,951	—	—	—	(204)	—	—	—	6	65,753
Members’ Contributions	2,644	—	—	—	—	—	—	—	—	2,644
Members’ Distributions	(100,711)	—	—	—	—	—	—	—	—	(100,711)
Members’ Draw	(6,503)	—	—	—	—	—	—	—	—	(6,503)
Private Equity Funds Distributions	(3,872)	—	—	—	—	—	—	—	—	(3,872)
Elimination of Non-Contributed Entities	(16,452)	—	—	—	—	—	—	—	—	(16,452)
Capital Issuance Related to Acquisition	27,510	—	—	—	—	—	—	—	—	27,510
Transfer to Noncontrolling Interest	(19,868)	—	—	—	—	—	—	—	19,868	—

Balance at August 9, 2006	$—	—	$—	$—	$—	$—	—	$—	$20,148	$20,148

Consolidated
SUCCESSOR
Balance at August 10, 2006	$—	—	$—	$—	$—	$—	—	$—	$20,148	$20,148
Net Income	—	—	—	—	—	3,786	—	—	15,991	19,777
Other Comprehensive Income:
Foreign Currency Translation Adjustment	—	—	—	—	16	—	—	—	47	63

Total Comprehensive Income	—	—	—	—	16	3,786	—	—	16,038	19,840
Proceeds—Issuance of Common Stock, net of $13,995 Issuance Costs	—	4,542,500	45	81,352	—	—	—	—	—	81,397
Issuance of Common Stock Related to Acquisitions	—	1,817,058	19	22,813	—	—	—	—	—	22,832
Issuance of Restricted Stock Units	—	—	—	4,399	—	—	—	—	—	4,399
Noncontrolling Interest (Note 15)	—	—	—	—	—	—	—	—	779	779

Balance at December 31, 2006	—	6,359,558	64	108,564	16	3,786	—	—	36,965	149,395
Adjustment for Cumulative Effect on Prior Years from the Adoption of FIN 48	—	—	—	—	—	(252)	—	—	(671)	(923)

Balance, as Adjusted, at December 31, 2006	—	6,359,558	$64	$108,564	$16	$3,534	—	—	$36,294	$148,472

See Notes to Consolidated/Combined Financial Statements.

EVERCORE PARTNERS INC.

CONSOLIDATED/COMBINED STATEMENTS OF CHANGES IN EQUITY—(Continued)

(dollars in thousands, except share data)

	Members’ Equity	Class A Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Deficit)	Treasury Stock		Noncontrolling Interest	Total Equity
		Shares	Dollars				Shares	Dollars
Balance, as Adjusted, at January 1, 2007	—	6,359,558	$64	$108,564	$16	$3,534	—	—	$36,294	$148,472
Net Loss	—	—	—	—	—	(34,495)	—	—	(32,841)	(67,336)
Other Comprehensive Income:
Foreign Currency Translation Adjustment	—	—	—	—	221	—	—	—	313	534

Total Comprehensive Income	—	—	—	—	221	(34,495)	—	—	(32,528)	(66,802)
Treasury Stock Purchases	—	—	—	—	—	—	(31,903)	(968)	—	(968)
Proceeds from Follow-On Offering	—	1,581,778	16	42,058	—	—	—	—	—	42,074
Evercore LP Units Converted into Class A Common Stock	—	3,070,158	30	16,495	—	—	—	—	—	16,525
Stock-based Compensation Awards	—	90,606	1	37,382	—	—	—	—	—	37,383
Capital Issuance Related to Acquisition	—	159,000	2	3,507	—	—	—	—	—	3,509
Dividends—Class A Stockholders	—	—	—	—	—	(4,651)	—	—	—	(4,651)
Noncontrolling Interest (Note 15)	—	—	—	—	—	—	—	—	42,933	42,933
Other	—	—	—	840	—	—	—	—	—	840

Balance at December 31, 2007	—	11,261,100	113	208,846	237	(35,612)	(31,903)	(968)	46,699	219,315
Net Loss	—	—	—	—	—	(4,713)	—	—	(4,850)	(9,563)
Other Comprehensive Income (Loss), net:
Unrealized Gain on Marketable Securities, net	—	—	—	—	287	—	—	—	545	832
Foreign Currency Translation Adjustment	—	—	—	—	(5,663)	—	—	—	(10,735)	(16,398)

Total Comprehensive Loss	—	—	—	—	(5,376)	(4,713)	—	—	(15,040)	(25,129)
Treasury Stock Purchases	—	—	—	—	—	—	(466,843)	(7,082)	—	(7,082)
Evercore LP Units Converted into Class A Common Stock	—	278,946	3	1,275	—	—	—	—	—	1,278
Stock-based Compensation Awards	—	580,375	6	33,957	—	—	—	—	—	33,963
Share Grant Related to Acquisition	—	431,607	4	7,448	—	—	—	—	—	7,452
Warrants Issued	—	—	—	23,708	—	—	—	—	—	23,708
Noncontrolling Interest (Note 15)	—	—	—	—	—	—	—	—	(15,681)	(15,681)
Dividends—Class A Stockholders	—	—	—	—	—	(6,239)	—	—	—	(6,239)

Balance at December 31, 2008	$—	12,552,028	$126	$275,234	$(5,139)	$(46,564)	(498,746)	$(8,050)	$15,978	$231,585

See Notes to Consolidated/Combined Financial Statements.

EVERCORE PARTNERS INC.

CONSOLIDATED/COMBINED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	Consolidated			Combined
	For the Twelve Months Ended		For the Period
	December 31, 2008	December 31, 2007	August 10, 2006 through December 31, 2006	January 1, 2006 through August 9, 2006
	SUCCESSOR	SUCCESSOR	SUCCESSOR	PREDECESSOR
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(9,563)	$(67,336)	$19,777	$65,957
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Net Realized and Unrealized Losses (Gains) on Investments and Marketable Securities	4,012	(2,086)	(1,937)	(4,685)
Equity-Based and Other Deferred Compensation	29,380	140,837	4,399	—
Share Grant Related to Acquisition	7,452	—	—	—
Depreciation, Amortization and Accretion	4,619	17,421	3,234	1,273
Loss on Disposal of Equipment	711	—	—	—
Bad Debt Expense	196	391	—	—
Deferred Taxes	(2,781)	(5,945)	(1,487)	—
Decrease (Increase) in Operating Assets:
Marketable Securities	(125)	291	(5,752)	(4,158)
Financial Instruments Owned and Pledged as Collateral at Fair Value	(14,727)	(152,910)	123,685	—
Securities Purchased Under Agreements to Resell	(57,154)	(48,498)	196,141	—
Accounts Receivable	23,947	7,724	(40,678)	3,982
Receivable from Employees and Related Parties	1,725	(2,371)	(868)	192
Other Assets	1,579	(10,547)	(1,614)	(8,100)
(Decrease) Increase in Operating Liabilities:
Accrued Compensation and Benefits	(40,220)	60,196	28,235	2,488
Accounts Payable and Accrued Expenses	(2,436)	1,013	(6,428)	740
Securities Sold Under Agreements to Repurchase	72,300	201,548	(319,847)	—
Payables to Employees and Related Parties	(4,303)	(312)	(5,695)	589
Taxes Payable	(3,057)	(1,878)	5,385	31
Other Liabilities	6,715	8,580	(1,957)	815

Net Cash Provided by (Used in) Operating Activities	18,270	146,118	(5,407)	59,124

CASH FLOWS FROM INVESTING ACTIVITIES
Cash Acquired from Acquisitions	—	—	1,370	3,972
Cash Paid for Acquisition	—	(324)	—	—
Change in Restricted Cash	—	1,433	(547)	—
Investments Purchased	(14,525)	(1,947)	(476)	(8,202)
Marketable Securities Purchased	(100,159)	—	—	—
Distributions of Private Equity Investments	3,608	57	2,536	3,497
Purchase of Furniture, Equipment and Leasehold Improvements	(1,159)	(6,727)	(912)	(1,272)
Elimination of Non-Contributed Entities	—	—	—	(54)

Net Cash (Used in) Provided by Investing Activities	(112,235)	(7,508)	1,971	(2,059)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments for Capital Lease Obligations	(113)	(131)	(85)	(120)
Contribution from Members	—	—	—	2,644
Distributions to Noncontrolling Interests—Evercore LP Members	(16,578)	(47,218)	—	(111,086)
Net Proceeds from Offering	—	42,074	88,590	—
Payment of Notes Payable—Protego	—	—	(6,050)	—
Issuance of Notes Payable and Warrants	120,000	—	—	—
Debt Issuance Costs	(1,460)	—	—	—
Short-term Borrowings	—	—	(30,000)	30,000
Dividends—Class A Stockholders	(6,239)	(4,651)	—	—
Treasury Stock Purchased	(7,082)	(968)	—	—
Other	1,501	375	—	—

Net Cash Provided by (Used in) Financing Activities	90,029	(10,519)	52,455	(78,562)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(13,637)	(36)	43	—

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(17,573)	128,055	49,062	(21,497)
CASH AND CASH EQUIVALENTS-Beginning of Period	193,475	65,420	16,358	37,855

CASH AND CASH EQUIVALENTS-End of Period	$175,902	$193,475	$65,420	$16,358

See Notes to Consolidated/Combined Financial Statements.

EVERCORE PARTNERS INC.

CONSOLIDATED/COMBINED STATEMENTS OF CASH FLOWS—(Continued)

(dollars in thousands)

	Consolidated			Combined
	For the Twelve Months Ended		For the Period
	December 31, 2008	December 31, 2007	August 10, 2006 through December 31, 2006	January 1, 2006 through August 9, 2006
	SUCCESSOR	SUCCESSOR	SUCCESSOR	PREDECESSOR
SUPPLEMENTAL CASH FLOW DISCLOSURE
Payments for Interest	$27,718	$18,263	$6,995	$917

Payments for Income Taxes	$8,437	$23,598	$2,293	$3,808

Fixed Assets Accrued	$219	$1,367	$—	$—

Evercore LP Units Converted Into Class A Common Stock	$1,275	$16,495	$—	$—

Cumulative Effect on Prior Years from the Adoption of FIN 48
Noncontrolling Interest	$—	$671	$—	$—
Retained Earnings	—	252	—	—

	$—	$923	$—	$—

See Notes to Consolidated/Combined Financial Statements.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts, unless otherwise noted)

Note 1 – Organization

Evercore Partners Inc. and subsidiaries (the “Successor Company”) is an investment banking firm, incorporated in Delaware on July 21, 2005 and headquartered in New York, New York. The Successor Company is a holding company which owns a controlling equity interest in Evercore LP. The Successor Company is the sole general partner of Evercore LP and, through Evercore LP and its operating entity subsidiaries, the Successor Company has continued to conduct the same business as prior to the reorganization referred to below by certain combined and consolidated entities under the common ownership and control of the Evercore Senior Managing Directors (the “Members”), including the two founding Members (the “Founding Members”).

On August 10, 2006, pursuant to a contribution and sale agreement dated May 12, 2006, (1) the Members contributed to Evercore LP each of the various entities included in the historical combined financial statements of Evercore Holdings (the “Predecessor Company”), with the exception of the general partners of Evercore Capital Partners L.P. and its affiliated entities (collectively “ECP I”), Evercore Capital Partners II L.P. and its affiliated entities (collectively, “ECP II”) and Evercore Venture Partners L.P. and its affiliated entities (collectively, “EVP”), which are Company-sponsored private equity funds, and of Evercore Founders L.L.C. and Evercore Founders Cayman Ltd., which are the entities through which the Founding Members fund their additional commitments to ECP I (collectively, the “Founders”) and acquired an interest in the general partner of ECP II, which will permit Evercore LP to receive 8% to 9% (depending on the particular fund investment) of any carried interest from that fund following the contribution (the “Formation Transaction”) and (2) Evercore LP acquired Protego Asesores S. de R.L. and its subsidiaries and Protego SI, S.C. (“Protego”) from its directors and other stockholders. On August 16, 2006, the Company completed the Initial Public Offering (“IPO”) of its Class A common stock. The Formation Transaction and IPO are collectively referred to as the “Reorganization.” On December 19, 2006, the Company acquired all of the outstanding shares of Braveheart Financial Services Limited (“Braveheart”) pursuant to a purchase and sale agreement dated July 31, 2006. Subsequently, Braveheart was renamed Evercore Partners Limited (“Evercore Europe”). Where reference is made to the periods prior and subsequent to the IPO, the term “the Company” refers to the Predecessor Company and Successor Company, respectively.

The Successor Company’s consolidated financial statements include the accounts of the Company’s subsidiaries. The sole direct subsidiary of the Company is Evercore LP. The principal direct and indirect subsidiaries of Evercore LP are as follows:

•

Evercore Group Holdings L.P. (“EGH”), which indirectly, through its wholly-owned subsidiary, Evercore Partners Services East L.L.C., a Delaware limited liability company, owns all of the interests in each of the following entities:

•

Evercore Group L.L.C. (“EGL”), a registered broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a member of the Financial Industry Regulatory Authority. EGL is a limited service entity, which specializes in rendering selected financial advisory services. EGL was converted to a limited liability company from an S corporation on April 19, 2006;

•	Evercore Advisors L.L.C., a Delaware limited liability company, provides investment advisory services to ECP II;

•	Evercore Venture Advisors L.L.C., a Delaware limited liability company, provides investment advisory services to EVP;

•

Evercore Advisors I L.L.C., a Delaware limited liability company, provides investment advisory services to ECP I. Evercore Advisors Inc. was converted into Evercore Advisors I L.L.C. on August 10, 2006.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

•	Evercore GP Holdings L.L.C., which is a non-managing member of the general partner of ECP II and Evercore Mexico Capital Partners II L.P. (“EMCP II”) and its affiliated entities.

•	Protego SI, S.C., a Mexican company whose main activity is the provision of advisory and related services.

•

Protego Asesores S. de R.L. and its subsidiaries, together with Evercore LP, owns interests in Protego Casa de Bolsa, S.A. de C.V. (“PCB”) and Protego CB Servicios, S. de R.L. (“PCBS”). PCB and PCBS were established for Protego’s asset management business and are 70% and 70.6%, respectively, owned by Evercore. The remaining interest in these entities is held by third parties.

•

Evercore Holdings Limited, our U.K. based holding company, through which we made our investment in Evercore Pan-Asset Capital Management (“Pan”). EGH wholly owns Evercore Europe, formerly Braveheart, a U.K. company whose main activity is the provision of advisory and related services.

The Predecessor Company, prior to the Reorganization referred to above, was comprised of certain combined entities under the common control of the Members.

The combined financial statements of the Predecessor are comprised of the following entities:

•	EGH and subsidiaries.

•	Evercore Group Holdings L.L.C., a Delaware limited liability company.

•	Evercore Partners L.L.C., Evercore Offshore Partners Ltd. and Evercore Partners Cayman L.P. are the general partners of various ECP I entities.

•	Evercore Partners II L.L.C. and Evercore Venture Management L.L.C. (“EVM”) are the general partners of ECP II and EVP, respectively.

•	The Founders are the entities through which the Founding Members fund their additional commitments to ECP I.

The Company’s principal activities are divided into two reportable segments:

•	Advisory – includes advice on mergers, acquisitions, divestitures, leveraged buyouts, restructurings and similar corporate finance matters and

•

Investment Management – prior to the IPO, Investment Management includes the management of outside capital invested in the Company’s sponsored private equity funds: ECP I, ECP II and EVP, the Company’s principal investments in ECP I, ECP II and EVP, and the Company’s investments in, and managed by, Evercore Asset Management L.L.C. (“EAM”). Subsequent to the IPO, Investment Management includes the management of outside capital invested in the Company’s sponsored private equity funds: ECP I, ECP II, EVP and Discovery Americas I, L.P. (the “Discovery Fund”) and the Company’s principal investments in ECP II, Discovery Fund and EAM. Where reference is made to the periods prior and subsequent to the IPO, the term “Private Equity Funds” refers to the Company’s principal investments in the respective private equity funds mentioned above. Each of the Private Equity Funds is managed by its own general partners and outside investors participate in the Private Equity Funds as limited partners. Investment Management also includes the management of outside funds by PCB, as well as the Company’s equity interests in Evercore Wealth Management (“EWM”), Pan and the HighView Investment Group (“HighView”).

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

Note 2 – Significant Accounting Policies

Basis of Presentation – The consolidated/combined financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The Company’s policy is to consolidate all subsidiaries in which it has a controlling financial interest as well as variable interest entities where the Company is deemed to be the primary beneficiary. All intercompany balances and transactions with the Company’s subsidiaries have been eliminated upon consolidation.

The consolidated/combined financial statements of the Company are comprised of the consolidation of Evercore LP and Evercore LP’s wholly-owned subsidiaries, and, prior to the Reorganization, the combination of its general partners of the Private Equity Funds and Founders, entities that were wholly-owned or controlled by the Company.

The Company accounted for the Formation Transaction substantially by using the Members’ historical cost of the assets acquired and liabilities assumed and recorded noncontrolling interest to reflect the Members’ ongoing ownership in Evercore LP. At the time of the Formation Transaction, Members received Evercore LP partnership units in consideration for their contribution of the various entities included in the historical combined financial statements of the Predecessor. The Evercore LP partnership units are, subject to vesting requirements and transfer restrictions, exchangeable on a one-for-one basis for shares of Class A common stock. The Company accounts for subsequent exchanges of Evercore LP partnership units for shares of Class A common stock of the Company based on the carrying amounts of the Members’ Evercore LP partnership units immediately before the exchange.

Subsequent to the IPO, the Company became the sole general partner of Evercore LP. The Company’s interest in Evercore LP is within the scope of the Emerging Issues Task Force Issue No. 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights. Although the Company has a minority economic interest in Evercore LP, it has a majority voting interest and controls the management of Evercore LP. Additionally, although the limited partners have an economic majority of Evercore LP, they do not have the right to dissolve the partnership or substantive kick-out rights or participating rights, and therefore lack the ability to control Evercore LP. Accordingly, the Company consolidates Evercore LP and records noncontrolling interest for the economic interest in Evercore LP held directly by the Members.

Investments in non-majority-owned entities in which the Company has significant influence are accounted for by the Company using the equity method.

Reclassifications – During 2008, certain balances for prior periods have been reclassified to conform to their current presentation. These reclassifications include the reclassification of $11 and $1,706 of financing costs to Interest Expense on the Consolidated/Combined Statements of Operations for the periods ended December 31, 2006 and August 9, 2006, respectively and $811, $157 and $155 of certain expenses from Other Operating Expenses to Occupancy and Equipment Rental and Travel and Related Expenses for the twelve months ended December 31, 2007 and the periods August 10, 2006 through December 31, 2006 and January 1, 2006 through August 9, 2006, respectively, as well as the reclassification of $700 of interest receivable from Accounts Receivable to Other Current Assets and $145 of Board of Director fees from Accounts Payable and Accrued Expenses to Payable to Employees and Related Parties on the Consolidated Statement of Financial Condition as of December 31, 2007.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

The following accounting policies apply to both the Predecessor Company and Successor Company unless otherwise specified.

Accounts Receivable – Accounts Receivable consists primarily of advisory fees and expense reimbursements charged to the Company’s clients. Accounts Receivable are reported net of any allowance for doubtful accounts.

Furniture, Equipment and Leasehold Improvements – Fixed assets, including office equipment, hardware and software and leasehold improvements, are stated at cost, net of accumulated depreciation and amortization. Furniture, equipment and computer hardware and software are depreciated using the straight-line method over the estimated useful lives of the assets, ranging from three to seven years. Leasehold improvements are amortized over the shorter of the term of the lease or the useful life of the asset.

Advisory Revenue – The Company earns advisory revenue through: 1) success fees based on the occurrence of certain events which may include announcements or completion of various types of financial transactions; 2) retainer arrangements and 3) fairness opinions.

The Company recognizes advisory revenue when: 1) there is evidence of an arrangement with a client; 2) agreed upon services have been provided; 3) fees are fixed or determinable and 4) collection is reasonably assured.

Fees paid in advance of services rendered are initially recorded as deferred revenue, which is recorded within Other Current Liabilities on the Consolidated Statements of Financial Condition, and recognized as advisory revenue ratably over the period in which the related service is rendered.

Investment Management Revenue – The Company’s Investment Management business generates revenues from the management of the Private Equity Funds, Institutional Asset Management products and Wealth Management relationships.

Private Equity Revenue – Revenue from the Private equity sector is earned from Management and Portfolio Company fees, Performance fees and Gains (Losses) on Investments in Private Equity Funds.

Management fees are contractually based and are derived from Investment Management services provided in originating, recommending and consummating investment opportunities to private equity funds. Management fees are typically paid in advance on committed capital during the private equity funds’ investment period, and on invested capital, thereafter. Management fees are initially recorded as deferred revenue and revenue is recognized ratably, thereafter, over the period during which services are provided. The management fees may provide for a management fee offset for certain portfolio company fees we earn.

The Company also records performance fee revenue from the private equity funds when the returns on the private equity funds’ investments exceed certain threshold minimums. These performance fees, or carried interest, are computed in accordance with the underlying private equity funds’ partnership agreements and are based on investment performance over the life of each investment partnership. Performance fees are recorded as revenue as earned pursuant to the client agreements.

Institutional Asset Management Revenue – Revenue earned by the Institutional Asset Management sector includes PCB’s management fees and performance fees.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

Wealth Management Revenue – Revenue from the Wealth Management sector is earned through the management of client investment portfolios. Market value based management fees are charged as a percentage of assets under management and recognized on an accrual basis.

Net Interest Revenue. – Net interest revenue is derived primarily from investing customer funds in financing transactions by PCB. These transactions are principally repurchases and resales of Mexican government securities. Revenue and expenses associated with these transactions are recognized over the term of the repurchase or resale transaction. Net interest revenue also includes interest expense associated with the $120,000 principal amount of senior unsecured notes (“Senior Notes”), as well as income earned on marketable securities and cash deposited with financial institutions.

Client Expense Reimbursement – In the conduct of its financial advisory service engagements and in the pursuit of successful Portfolio Company investments for the Private Equity Funds, the Company receives reimbursement for certain transaction-related expenses incurred by the Company on behalf of its clients and the funds. Such reimbursements are classified as either Advisory or Investment Management Revenues, as applicable. Transaction-related expenses, which are billable to clients, are recognized as revenue and recorded in Accounts Receivable on the later of the date of an executed engagement letter or the date the expense is incurred.

Noncontrolling Interest – Noncontrolling interest recorded on the consolidated financial statements of the Successor Company relates to the interest of the Members in Evercore LP and the portions of PCB and EWM not owned by the Company.

In January 2009, the Company adopted SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 requires reporting entities to present noncontrolling (minority) interests as equity (as opposed to as a liability or mezzanine equity) and provides guidance on the accounting for transactions between an entity and noncontrolling interests. The adoption of SFAS 160 resulted in the presentation of Noncontrolling Interest as a component of Total Equity on the Consolidated Statements of Financial Condition and below Net Income on the Combined Consolidated Statements of Operations. In addition, the adoption of SFAS 160 resulted in an allocation of the components of Total Comprehensive Income between controlling interests and non-controlling interests for the twelve months ended December 31, 2008, 2007 and the period from August 10, 2006 to December 31, 2006.

Cash and Cash Equivalents – Cash and Cash Equivalents consist of short-term highly liquid investments with remaining maturities of three months or less. The amounts recognized in Cash and Cash Equivalents on the Consolidated Statements of Financial Condition approximate fair value.

Fair Value of Financial Instruments – The majority of the Company’s assets and liabilities are recorded at fair value or at amounts that approximate fair value. Such assets and liabilities include cash and cash equivalents, investments, securities, financial instruments, repurchase and reverse repurchase agreements, receivables and payables, and accruals. As of December 31, 2008, the carrying amount of the Company’s Senior Notes approximates its fair value.

Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements (“SFAS 157”), which among other things requires enhanced disclosures about financial instruments carried at fair value. See Note 10 for further information.

The Company adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), which permits entities the option to measure most financial instruments and certain other items at fair value at specified election dates and to report related unrealized gains and losses in earnings. The Company adopted SFAS 159 on January 1, 2008 and has not elected to apply the fair value option to any specific financial assets or liabilities.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

Marketable Securities – Investments in corporate bonds are accounted for as available-for-sale under SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. These securities are carried at fair value on the Consolidated Statements of Financial Condition. Unrealized gains and losses are reported as net increases or decreases to Accumulated Other Comprehensive Income (Loss), net of tax, while realized gains and losses on these securities are determined using the specific identification method and are included in Other Revenue on the Consolidated/Combined Statements of Operations.

The Company invests in readily-marketable equity securities. These securities are valued using quoted market prices on applicable exchanges or markets. Marketable Securities transactions are recorded as of the trade date.

Financial Instruments Owned and Pledged as Collateral at Fair Value – The Company’s Financial Instruments Owned and Pledged as Collateral at Fair Value consist principally of foreign government obligations, which are recorded on a trade date basis and are stated at quoted market values. Related gains and losses are reflected in Other Revenue on the Consolidated/Combined Statements of Operations. The Successor Company pledges the Financial Instruments Owned and Pledged as Collateral at Fair Value to collateralize certain financing arrangements which permits the counterparty to pledge the securities.

Securities Purchased Under Agreements to Resell and Securities Sold Under Agreements to Repurchase – Securities Purchased Under Agreements to Resell and Securities Sold Under Agreements to Repurchase are treated as collateralized financing transactions. The agreements provide that the transferor will receive substantially the same securities in return at the maturity of the agreement and the transferor will obtain from the transferee sufficient cash or collateral to purchase such securities during the term of the agreement. These transactions are carried at the amounts at which the related securities will be subsequently resold or repurchased, plus accrued interest payable or receivable. As these transactions are short-term in nature, their carrying amounts are a reasonable estimate of fair value.

Investments – The Company’s investments include investments in Private Equity Funds and the Company’s equity interests in EAM, Pan and HighView, which are accounted for under the equity method of accounting. The Company recognizes its allocable share of the fair value of the private equity funds’ underlying investments as realized and unrealized gains (losses), which are reflected as revenue in the Consolidated/Combined Statements of Operations.

The Private Equity Funds consist primarily of investments in marketable and non-marketable securities of the Portfolio Companies. The underlying investments held by the Private Equity Funds are valued based on quoted market prices or estimated fair value if there is no public market. The Company determines fair value of non-marketable securities by giving consideration to a range of factors, including but not limited to, market conditions, operating performance (current and projected) and subsequent financing transactions. Due to the inherent uncertainty in the valuation of these non-marketable securities, estimated values may materially differ from the values that would have been used had a ready market existed for these investments. Investments in publicly-traded securities held by the Private Equity Funds are valued using quoted market prices. The Company’s equity interests in EAM, Pan and HighView are integral to the operations of the Investment Management business and the Company therefore includes its share of their income (loss) in Investment Management Revenue in the Consolidated/Combined Statements of Operations.

The Company assesses its Equity Method Investments annually for impairment per Accounting Principles Board (“APB”) Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

Goodwill and Intangible Assets – As per SFAS No. 142, Goodwill and Other Intangible Assets, Goodwill and Intangible Assets are tested for impairment annually or more frequently if circumstances indicate impairment may have occurred. The Company assesses whether any goodwill recorded by its applicable reporting unit is impaired by comparing the fair value of each business with its respective carrying amount. The Company uses judgment and information available at the time to perform this analysis.

Intangible assets with finite lives are amortized over their estimated useful lives and are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable as prescribed by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company performs this analysis by comparing the carrying value of the intangible asset to the current and expected future cash flows expected to be generated from such asset on an undiscounted basis, including eventual disposition. An impairment loss would be measured for the amount by which the carrying amount of the long-lived asset exceeds its fair value.

Compensation and Benefits – Compensation includes salaries, bonuses (discretionary awards and guaranteed amounts), severance and stock-based compensation, but historically excluded any compensatory payments made to Members. Prior to the Company’s IPO, the Members historically received periodic distributions of operating proceeds, which are reported in the Statements of Changes in Members’ Equity as distributions. After the Company’s IPO, compensatory payments made to these individuals are included in compensation expense. Cash and equity-based bonuses are accrued over the respective service periods to which they relate. Benefits include both Member and employee benefits expense.

Share-Based Payments – Prior to the IPO, the Predecessor Company operated as a series of partnerships, limited liability companies and Subchapter S corporations and did not historically issue stock-based compensation awards. The Company adopted SFAS No. 123(R) Share-Based Payment (“SFAS 123(R)”) on January 1, 2006 and the impact on the Company’s Consolidated Statements of Financial Condition and Statements of Operations subsequent to the IPO is discussed in Note 17—Stock-Based Compensation.

Compensation expense recognized pursuant to stock-based awards is based on the grant date fair value of the award. The fair value (as measured on the grant date) of awards that vest from one to five years (“Service-based Awards”) is amortized over the vesting periods or requisite service periods as required under SFAS 123(R), however, the vesting of some Service-based Awards will accelerate upon the occurrence of certain events. The requisite service period for retirement eligible employees is the period of grant or the period from grant date to the retirement eligible date, if shorter than the vesting period. For the purposes of calculating diluted net income per share attributable to Evecore Partners Inc. common shareholders, unvested Service-based Awards are included in the diluted weighted average shares of Class A common stock outstanding using the treasury stock method. Once vested, restricted stock units (“RSUs”) and restricted stock are included in the basic and diluted weighted average shares of Class A common stock outstanding. Expense relating to RSUs and restricted stock is charged to Employee Compensation and Benefits within the Consolidated Statements of Operations.

Foreign Currency Translation – Foreign currency assets and liabilities have been translated at rates of exchange prevailing at the end of the periods presented. Income and expenses transacted in foreign currency have been translated at average monthly exchange rates during the period. Translation gains and losses are included in the foreign currency translation adjustment as a component of Accumulated Other Comprehensive Income (Loss) in the Consolidated Statement of Changes in Equity.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

Income Taxes – Prior to August 10, 2006, the Company had not been subject to U.S. federal income tax, but had been subject to the New York City unincorporated business tax (“UBT”) and New York City general corporate tax on its U.S. earnings, and certain non-income tax fees in other jurisdictions where the Company had registered offices and conducted business. The Company’s operations were historically organized as a series of partnerships, limited liability companies and Subchapter S corporations. Taxes related to income earned by these entities represent obligations of the individual Members, partners or shareholders and have not historically been reflected in the Predecessor Company’s combined financial statements. Commencing August 10, 2006, the Company became subject to U.S. corporate federal income tax on its allocable share of the results of operations of the Company. The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the recognition of tax benefits or expenses on temporary differences between the financial reporting and tax bases of its assets and liabilities, as disclosed in Note 20 – Income Taxes.

Deferred income taxes reflect the net tax effects of temporary differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when such differences are expected to reverse. Such temporary differences are reflected on the Company’s Consolidated Statements of Financial Condition as deferred tax assets and liabilities.

On January 1, 2007, the Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes-An Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 provides a benefit recognition model with a two-step approach consisting of “more-likely-than-not” recognition criteria, and a measurement attribute that measures the position as the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement. FIN 48 also requires the recognition of liabilities created by differences between tax positions taken in a tax return and amounts recognized in the financial statements. See Note 20– Income Taxes for disclosure in regard to the impact of the adoption of FIN 48 on the Company’s consolidated financial statements.

Note 3 – Recent Accounting Pronouncements

SFAS 141(R) – In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS 141(R)”). SFAS 141(R) requires the acquiring entity in a business combination to recognize the full fair value of assets acquired and liabilities assumed in the transaction (whether a full or partial acquisition); establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; requires expensing of most transaction and restructuring costs; and requires the acquirer to disclose to investors and other users all of the information needed to evaluate and understand the nature and financial effect of the business combination. SFAS 141(R) is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. As a result of the issuance of SFAS 141(R), the Company recognized Acquisition and Transition Costs for the twelve months ended December 31, 2008. See Note 5 to the consolidated/combined financial statements.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

FSP FAS 157-3 – In October 2008, the FASB issued FASB Staff Position (“FSP”) No. FAS 157-3, Determining the Fair Value of a Financial Asset When the Market For That Asset Is Not Active (“FSP FAS 157-3”), which clarifies the application of SFAS 157 in an inactive market and provides an illustrative example to demonstrate how the fair value of a financial asset is determined when the market for that financial asset is inactive. FSP FAS 157-3 was effective upon issuance and did not have a material impact on the Company’s financial condition, results of operations or cash flows.

FSP FAS 140-4 and FIN 46(R)-8 – In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8, Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities. This FSP requires public entities to provide additional disclosures about transfers of financial assets. It also amends FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities – An Interpretation of ARB No. 51 (“FIN 46(R)”) to require public enterprises, including sponsors that have a variable interest in a variable interest entity, to provide additional disclosures about their involvements with variable interest entities. The disclosures required by this FSP are intended to provide greater transparency to financial statement users about a transferor’s continuing involvement with transferred financial assets and an enterprise’s involvement with variable interest entities and qualifying special purpose entities. This FSP is effective for the first reporting period ending on or after December 15, 2008 and was adopted as of December 31, 2008. See Note 9 to the consolidated/combined financial statements.

FSP EITF 99-20-1– In January 2009, the FASB issued FSP No. EITF 99-20-1, Amendments to the Impairment Guidance of EITF Issue No. 99-20. This FSP amends the impairment guidance in EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets, to achieve more consistent determination of whether an other-than-temporary impairment has occurred. The FSP also retains and emphasizes the objective of an other-than-temporary impairment assessment and the related disclosure requirements in FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, and other related guidance. The FSP is effective for interim and annual reporting periods ending after December 15, 2008. The adoption of FSP No. EITF 99-20-1 did not have a material impact on the Company’s financial condition, results of operations or cash flows.

EITF 08-6 – In November 2008, the FASB issued EITF 08-6, Equity Method Investment Accounting Considerations. The objective of this EITF is to clarify the accounting for certain transactions and impairment considerations involving equity method investments. This issue is effective in fiscal years beginning on or after December 15, 2008. The adoption of EITF 08-6 is not expected to have a material impact on the Company’s financial condition, results of operations or cash flows.

EITF 07-5 – In December 2008, the FASB issued EITF 07-5, Determining Whether an Instrument (or Embedded feature) is Indexed to an Entity’s Own Stock. This EITF was issued to address concerns regarding the meaning of the phrase “indexed to an entity’s own stock” within the application of SFAS No. 133 and EITF Issue 00-19. This issue is effective for fiscal years beginning on or after December 15, 2008. The adoption of EITF 07-5 is not expected to have a material impact on the Company’s financial condition, results of operations or cash flows.

Note 4 – Business Changes and Developments

Formation Transaction – The Company completed an IPO of its Class A common stock on August 16, 2006. The Company also consummated a number of internal reorganization transactions to transition the Company to its current organizational structure. Costs of $7,318 directly attributable to the Company’s IPO were deferred and charged against the proceeds of the IPO.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

Business Combination with Protego – The Company combined its business with that of Protego and its subsidiaries and Protego SI, an investment banking boutique in Mexico that provides advisory and investment management services to a wide array of clients in Latin America.

The combination with Protego occurred prior to but in conjunction with the Formation Transaction and the closing of the IPO on August 16, 2006. Pursuant to the executed contribution and sales agreement, which is referred to collectively as the “Protego Combination,”

•

Evercore LP acquired all of Protego and its subsidiaries (including a 70% interest in PCB, Protego’s asset management subsidiary) and Protego SI in exchange for $7,000 aggregate principal amount of non-interest bearing notes; and

•

The Protego Directors became Senior Managing Directors of the Predecessor Company and subscribed, collectively with certain companies they control, certain trusts benefiting their families and a trust benefiting certain Directors and employees of Protego, for 1,760,187 vested and 351,362 unvested partnership units of Evercore LP.

Of the $7,000 in notes issued in consideration for the Protego Combination, $6,050 was paid in cash and $950 was issued in shares of Class A common stock valued at the IPO price of $21.00 per share. The Company issued 45,238 shares of Class A common stock upon the repayment of such notes. In addition, Protego distributed to its Directors cash and interests in certain accounts receivables, so as to distribute to its Directors all earnings for the period from January 1, 2005 through the closing date of August 9, 2006.

The Company accounted for the vested partnership units of Evercore LP issued in the Protego Combination as a component of the estimated purchase price pursuant to SFAS No. 141, Business Combinations. The estimated value of the vested Evercore LP partnership units was determined by management.

The Company accounted for the unvested partnership units issued in the Protego Combination as future compensation expense and not as part of the purchase consideration. In accordance with SFAS 123(R), the unvested partnership units of Evercore LP will be charged to expense at the time a vesting event occurs or, if earlier, at the time a vesting event becomes probable. The expense will be based on the grant date fair value of the partnership units of Evercore LP.

The results of operations for Protego subsequent to the combination are reflected in the December 31, 2008, 2007 and 2006, consolidated financial statements of Evercore Partners Inc.

Acquisition of Braveheart – On July 31, 2006, the Company entered into a sale and purchase agreement to acquire Braveheart. On December 19, 2006, the Company completed this acquisition pursuant to this agreement. Braveheart was organized to provide corporate finance and private equity advisory services. In exchange for 100% of the outstanding share capital of Braveheart, the Company paid initial consideration, deferred consideration and earn-out consideration, with a total value of $27,803 on December 19, 2006. The initial consideration was comprised of 1,771,820 shares of Evercore Partners Inc. Class A common stock. The deferred consideration is comprised of 590,607 additional shares of Class A common stock. Of this deferred consideration, 159,000 shares were issued to Braveheart shareholders on April 4, 2007 and an additional 431,607 shares were issued to Braveheart shareholders on March 11, 2008. The Braveheart shareholders also received earn-out consideration based on gross revenues generated by Braveheart. The amount of earn-out consideration was earned at the point of acquisition and accordingly, the Company issued to the Braveheart shareholders, collectively, $3,000 of loan notes due 2010, which bear interest at LIBOR plus 100 basis points and which are redeemable by the holder at any time after October 31, 2007. These notes were paid in full on April 3, 2008. Additionally, the Company paid $392 in cash as part of the acquisition.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

If the Protego Combination and Braveheart acquisition were effective as of January 1, 2006, the operating results of the Company, on a pro forma basis, would have been:

For the Twelve Months Ended December 31, 2006
(unaudited)
Net Revenues	$216,389
Net Income Attributable to Evercore Partners Inc.	$9,385
Net Income Per Share Attributable to Evercore Partners Inc. common shareholders	$1.43

Pursuant to the executed contribution and sales agreements, the purchase price of the combinations had been allocated to the assets acquired and liabilities assumed using the fair values as determined by management as of the acquisition date. The computation of the purchase price to net assets of Braveheart and Protego–based on their respective fair values as of December 19, 2006 and August 9, 2006, respectively–and resulting Goodwill are presented below.

	Braveheart	Protego
Purchase Price
Non-Interest-Bearing Evercore LP Notes	$—	$7,000
Interest-Bearing Evercore Partners Inc. Notes	3,000	—
Evercore LP Partnership Units	—	27,510
Evercore Class A Common Stock	21,882	—
Acquisition Costs	2,529	3,571
Cash Paid	392	—

Total Purchase Price	27,803	38,081

Fair Value of Assets Acquired and Liabilities Assumed
Cash	1,762	3,972
Accounts Receivable	656	6,582
Financial Instruments Owned and Pledged as Collateral at Fair Value	—	198,511
Securities Purchased Under Agreements to Resell	—	207,596
Investments	—	1,670
Fixed Assets	183	990
Intangible Assets	22,254	3,480
Other Assets	675	483
Securities Sold Under Agreements to Repurchase	—	(406,150)
Dividend Payable	—	(6,375)
Other Current Liabilities	(4,556)	(2,756)
Noncontrolling Interest	—	(1,059)

Identifiable Net Assets	20,974	6,944
Goodwill Resulting from the Business Combinations at December 31, 2006	6,829	31,137
Issuance of Deferred Consideration in 2007	3,509	—

Other Adjustments in 2007	487	(259)

Goodwill Resulting from the Business Combinations at December 31, 2007	10,825	30,878
Foreign Currency Translation in 2008	(2,807)	(6,487)

Goodwill Resulting from the Business Combinations at December 31, 2008	$8,018	$24,391

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

In connection with the Protego and Braveheart acquisitions, the Company recorded intangible assets of $25,734. The intangible assets were valued at the date of acquisition at their fair value, as determined by management. In conjunction with the Protego and Braveheart acquisitions, the intangible assets amounts assigned by asset class at December 31, 2008 and 2007 are presented below.

	As of December 31, 2008
	Remaining Useful Life in Years		Gross Carrying Amount			Accumulated Amortization
	Protego	Braveheart	Protego	Braveheart	Total	Protego	Braveheart	Total
Client Backlog	—	—	$2,710	$12,840	$15,550	$2,710	$12,840	$15,550
Client Relationships	—	4	80	9,330	9,410	80	3,160	3,240
Broker Dealer License	2.75	—	240	—	240	115	—	115
Financial Services Authority License	—	3	—	84	84	—	34	34
Non-compete/Non-solicit Agreements	2.75	—	450	—	450	215	—	215
Foreign Currency Translation Adjustment			(89)	(2,078)	(2,167)	(11)	(569)	(580)

Total			$3,391	$20,176	$23,567	$3,109	$15,465	$18,574

	As of December 31, 2007
	Remaining Useful Life in Years		Gross Carrying Amount			Accumulated Amortization
	Protego	Braveheart	Protego	Braveheart	Total	Protego	Braveheart	Total
Client Backlog	—	—	$2,710	$12,840	$15,550	$2,710	$12,840	$15,550
Client Relationships	0.25	5	80	9,330	9,410	75	1,606	1,681
Broker Dealer License	3.75	—	240	—	240	67	—	67
Financial Services Authority License	—	4	—	84	84	—	17	17
Non-compete/Non-solicit Agreements	3.75	—	450	—	450	125	—	125
Foreign Currency Translation Adjustment			(6)	178	172	(2)	63	61

Total			$3,474	$22,432	$25,906	$2,975	$14,526	$17,501

Expense associated with the amortization of intangibles was $1,882, $15,037, and $2,654 for the years ended December 31, 2008, December 31, 2007 and the period August 10, 2006 through December 31, 2006, respectively.

Included in Goodwill at December 31, 2008 and 2007 was $341 of amounts related to the exchange of non-controlling interests pursuant to the IPO. Intangible assets related to the exchange of non-controlling interests pursuant to the IPO were $420 and $588 at December 31, 2008 and 2007, respectively. The intangible asset is net of $420 and $252 of accumulated amortization at December 31, 2008 and 2007, respectively.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

The Company has assessed whether there was any impairment of its Goodwill or Intangible Asset balances at November 30, 2008. Pursuant to the Company’s goodwill impairment test, for the years ended December 31, 2008 and 2007, the Company compared the fair value of each of its applicable reporting units to their corresponding carrying amounts, including goodwill, and determined that no impairment existed.

Based on the intangible assets above as of December 31, 2008, annual amortization of intangibles for each of the next four years is as follows:

2009	$1,481
2010	$1,481
2011	$1,343
2012	$1,108

Note 5 – Special Charges and Acquisition and Transition Costs

ECP capital raising was deferred in the first half of 2008. As a result, the Company consolidated its private equity operations in New York, resulting in Special Charges of $4,132 for the twelve months ended December 31, 2008. These charges were in connection with the write-off of certain capitalized costs associated with ECP capital raising, employee severance, accelerated share-based vesting and other costs related to the closing of the Los Angeles office.

The Company has reflected $1,596 for the twelve months ended December 31, 2008, as Acquisition and Transition Costs incurred in connection with acquisitions in process. This expense reflects the change in accounting for deal-related costs required by SFAS 141(R).

Note 6 – Related Parties

The Company remits payment for expenses on behalf of the Private Equity Funds and is reimbursed accordingly. During the twelve months ended December 31, 2008 and 2007 and the periods August 10, 2006 through December 31, 2006 and January 1, 2006 through August 9, 2006, the Company disbursed $1,144, $1,108, $108 and $830, respectively, on behalf of these entities.

Receivable from Employees and Related Parties on the Consolidated Statements of Financial Condition consisted of the following at December 31, 2008 and 2007:

	December 31,
	2008	2007
Advances to Individuals Related to Employment Offers	$245	$809
Personal Expenses Paid on Behalf of Employees and Related Parties	133	44
Reimbursable Expenses Due From Portfolio Companies of the Company’s Private Equity Funds	1,344	1,911
Reimbursable Expenses Relating to the Private Equity Funds	1,556	2,239

Receivable from Employees and Related Parties	$3,278	$5,003

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

Payable to Employees and Related Parties on the Consolidated Statements of Financial Condition consisted of the following at December 31, 2008 and 2007:

	December 31,
	2008	2007
Board of Director Fees	$145	$145
Amounts Due Pursuant to Tax Receivable Agreements(a)	1,808	1,229
Note Payable to the Shareholders of Braveheart	—	3,195

Payable to Employees and Related Parties	$1,953	$4,569

(a)	Relates to the current portion of the Member exchange of Evercore LP partnership units for common shares of the Company. The long-term portion of $38,344 and $37,575 is disclosed in Amounts Due Pursuant to Tax Receivable Agreements on the Consolidated Statements of Financial Condition at December 31, 2008 and 2007, respectively.

Pursuant to the acquisition of Braveheart, the Company issued $3,000 of interest-bearing notes to Braveheart’s shareholders. These notes bore interest at LIBOR plus 100 basis points and were due in 2010 but may have been redeemed by the holders at any time after October 31, 2007. These notes and related interest had a balance of $3,195 at December 31, 2007, and were reflected in Payable to Employees and Related Parties on the Consolidated Statements of Financial Condition. The notes were paid-in-full on April 3, 2008.

Investment Management Revenue includes income from related parties earned from the Company’s Private Equity Funds for portfolio company fees, management fees, expense reimbursements and realized and unrealized gains and losses of private equity fund investments. Total Investment Management revenues from related parties amounted to $11,202, $20,188, $5,359 and $17,229 for the twelve months ended December 31, 2008 and 2007 and the periods August 10, 2006 through December 31, 2006 and January 1, 2006 through August 9, 2006, respectively.

The Company earned no advisory fees from clients that have Senior Managing Directors as a member of their Board of Directors for the twelve months ended December 31, 2008.

Note 7 – Marketable Securities

The amortized cost and estimated fair value of the Company’s Marketable Securities as of December 31, 2008 and 2007 are as follows:

	December 31,
	2008				2007
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Corporate Bonds	$98,979	$1,213	$169	$100,023	$—	$—	$—	$—
Equity Securities	3,457	—	—	3,457	7,647	—	—	7,647

Total	$102,436	$1,213	$169	$103,480	$7,647	$—	$—	$7,647

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

Corporate Bonds

During the fourth quarter of 2008, the Company invested in corporate bonds, which were classified as available-for-sale securities within Marketable Securities on the Consolidated Statement of Condition at December 31, 2008. The Company had no realized gains and (losses) for the twelve months ended December 31, 2008. Since the Company has the ability and intent to hold available-for-sale securities until a recovery of fair value to an amount approximating its amortized cost, which may be maturity, it does not consider such unrealized loss positions to be other-than-temporarily impaired at December 31, 2008.

Corporate bond maturities as of December 31, 2008 are as follows:

	December 31, 2008
	Amortized Cost	Fair Value
Due within one year	$17,013	$16,921
Due after one year through five years	81,255	82,355
Due after five years through 10 years	711	747

Total	$98,979	$100,023

Equity Securities

The Company had $3,457 and $3,890 of securities managed by EAM as of December 31, 2008 and 2007, respectively. These investments are reflected as Marketable Securities on the Consolidated Statements of Financial Condition and are stated at quoted market value with realized and unrealized gains and losses recorded in earnings. Also included in Marketable Securities are $3,757 of EAM Fund Investments as of December 31, 2007. These investments resulted in net unrealized gains/(losses) and dividend income of $(4,317), $(2,247), $515 and $(160) for the twelve months ended December 31, 2008 and 2007 and the periods August 10, 2006 through December 31, 2006 and January 1, 2006 through August 9, 2006, respectively, that are included on the Consolidated/Combined Statements of Operations in Investment Management Revenue.

Note 8 – Financial Instruments Owned and Pledged as Collateral at Fair Value, Securities Purchased Under Agreements to Resell and Securities Sold Under Agreements to Repurchase

The Company, through PCB, enters into repurchase agreements with clients seeking overnight money market returns whereby PCB transfers to the clients Mexican government securities in exchange for cash and concurrently agrees to repurchase the securities at a future date for an amount equal to the cash exchanged plus a stipulated premium or interest factor. PCB deploys the cash received from, and acquires the securities deliverable to, clients under these repurchase arrangements by purchasing securities in the open market, which the Company reflects as Financial Instruments Owned and Pledged as Collateral at Fair Value on the Consolidated Statements of Financial Condition, or by entering into reverse repurchase agreements with unrelated third parties. The Company accounts for these repurchase and reverse repurchase agreements as collateralized financing transactions. The Company records a liability on its Consolidated Statements of Financial Condition in relation to repurchase transactions executed with clients as Securities Sold Under Agreements to Repurchase. The Company records as assets on its Consolidated Statements of Financial Condition, Financial Instruments Owned and Pledged as Collateral at Fair Value (where the Company has acquired the securities deliverable to clients under

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

these repurchase arrangements by purchasing securities in the open market) and Securities Purchased Under Agreements to Resell (where the Company has acquired the securities deliverable to clients under these repurchase agreements by entering into reverse repurchase agreements with unrelated third parties). These Mexican government securities have an estimated average time to maturity of approximately 3.0 years and are pledged as collateral against repurchase agreements which are collateralized financing agreements. Generally, collateral is posted equal to the contract value at inception and is subject to market changes. These repurchase agreements are primarily with institutional customer accounts managed by PCB, are generally in overnight maturities and permit the counterparty to pledge the securities.

As of December 31, 2008 and 2007, a summary of the Company’s assets, liabilities and collateral received or pledged related to these transactions are as follows:

	December 31, 2008		December 31, 2007
	Asset (Liability) Balance	Market Value of Collateral Received or (Pledged)	Asset (Liability) Balance	Market Value of Collateral Received or (Pledged)
Assets
Financial Instruments Owned and Pledged as Collateral at Fair Value	$191,507		$226,868
Securities Purchased Under Agreements to Resell	92,770	$92,580	58,834	$58,641

Total Assets	$284,277		$285,702

Liabilities
Securities Sold Under Agreements to Repurchase	$(284,745)	$(284,086)	$(285,864)	$(285,508)

Note 9 – Investments

The Company’s investments reported in the Consolidated Statements of Financial Condition consist of investments in Private Equity Funds and the Company’s equity interest in EAM, Pan and HighView.

Investments in Private Equity Funds

The Company’s investments include investments in ECP II, the Discovery Fund and EMCP II. Portfolio holdings of the Private Equity Funds are fair valued as discussed in Note 2—Significant Accounting Policies. Accordingly, the Company reflects its pro rata share of the unrealized gains and losses occurring from changes in fair value. Additionally, the Company reflects its pro rata share of unrealized gains, losses and carried interest associated with any investment realizations.

The Company has concluded that EP II L.L.C., the general partner of ECP II, is a variable interest entity pursuant to FIN 46 (R). The Company owns 8%-9% of the carried interest earned by the general partner of ECP II. The Company’s assessment of the design of EP II L.L.C. resulted in the determination that the Company is not acting as an agent for other members of the general partner and is a passive holder of interests in the fund, evidenced by the fact that the Company is a non-voting, non-managing member of the general partner and accordingly, has no authority in directing the management operations of the general partner. Furthermore, the Company will not absorb the majority of the expected losses or receive a majority of the expected residual returns, should they occur. Accordingly, the Company has concluded that it is not the primary beneficiary of EP II L.L.C..

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

A summary of the Company’s investment in the Private Equity Funds as of December 31, 2008 and 2007 is as follows:

	December 31,
	2008	2007
ECP II	$12,529	$12,507
Discovery Fund	1,803	2,308
EMCP II	1,507	—

Total Private Equity Funds	$15,839	$14,815

Net realized and unrealized gains on Private Equity Fund investments, including incentive fees, were $1,664, $5,580, $1,887 and $4,943 for the twelve months ended December 31, 2008 and 2007 and the periods August 10, 2006 through December 31, 2006 and January 1, 2006 through August 9, 2006, respectively. The Company may be obligated to repay certain carried interest previously recorded in the event that the investments perform poorly on both a realized and unrealized basis. As of December 31, 2008, the Company had approximately $4,304 of previously recognized carried interest that may be subject to repayment.

Other Equity Investments

A summary of the Company’s equity investments as of December 31, 2008 and 2007 is as follows:

	December 31,
	2008	2007
EAM	$2,816	$1,468
Pan	4,989	—
HighView	1,195	—

Total Equity Investments	$9,000	$1,468

EAM

Pursuant to the Amended and Restated Limited Liability Company Agreement, as of April 1, 2008, the Company holds a 32.7% interest in EAM that is accounted for under the equity method. SLMN Holdings LLC holds the remaining 67.3%. The investment resulted in unrealized losses of $252, $905, $412, and $299 for the twelve months ended December 31, 2008 and 2007 and the periods August 10, 2006 through December 31, 2006 and January 1, 2006 through August 9, 2006, respectively.

The Company has concluded that EAM is a variable interest entity and has determined that as of December 31, 2008, EAM should not be consolidated pursuant to FIN 46 (R). The Company’s assessment of the design of EAM resulted in the determination that EAM would not have sufficient equity at risk to permit the entity to finance its activities without additional subordinated financial support. Pursuant to the Agreement with EAM, the Company does not absorb a majority of the expected losses or receive a majority of the expected residual returns, should they occur and the Company does not effectively exert control over the direction of EAM as a result of the structure of EAM’s board.

During the first quarter of 2009, the Company increased its ownership in EAM to 51% and will consolidate its investment in EAM effective April 1, 2009. As part of this agreement, EAM has released the Company from all non-compete arrangements.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

Pan

In the third quarter of 2008, the Company made an equity method investment of $4,158 in Pan and maintains a 50% interest at December 31, 2008. This investment resulted in unrealized losses of $371 for the twelve months ended December 31, 2008.

HighView

In the fourth quarter of 2008, the Company made an equity method investment of $1,874 in HighView and maintains a 25% interest at December 31, 2008. This investment resulted in unrealized losses of $679 for the twelve months ended December 31, 2008.

The Company’s investments in Private Equity Funds, which consist of general partner interests and the Company’s equity interests in EAM, Pan and HighView, are relatively high-risk and illiquid assets. Realized and unrealized gains and losses on equity method investments are included on the Consolidated/Combined Statements of Operations in Investment Management Revenue.

Note 10 – Fair Value Measurements

The Company adopted SFAS 157 as of January 1, 2008, which among other matters, requires enhanced disclosures about investments that are measured and reported at fair value. The adoption did not have a material impact on the results of the Company. SFAS 157 establishes a hierarchal disclosure framework which prioritizes and ranks the level of market price observability used in measuring investments at fair value. Market price observability is affected by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Investments measured and reported at fair value are classified and disclosed in one of the following categories:

Level I – Quoted prices are available in active markets for identical investments as of the reporting date. The type of investments included in Level I include listed equities and listed derivatives. As required by SFAS 157, the Company does not adjust the quoted price for these investments, even in situations where Evercore holds a large position and a sale could reasonably impact the quoted price. Level I investments include financial instruments owned and pledged as collateral and the Company’s investments in equity securities of $191,507 and $3,457, respectively, as of December 31, 2008.

Level II – Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies. Level II investments include the Company’s investments in corporate bonds of $100,023 as of December 31, 2008. The estimated fair values of the corporate bonds are based on quoted market prices provided by external pricing services.

Level III – Pricing inputs are unobservable for the investment and includes situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment or estimation. The Company did not have any Level III investments as of December 31, 2008.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.

Note 11 – Furniture, Equipment and Leasehold Improvements

Furniture, Equipment and Leasehold Improvements consisted of the following:

	December 31,
	2008	2007
Furniture and Office Equipment	$2,721	$3,677
Leasehold Improvements	7,219	7,481
Computer and Computer-related Equipment	2,606	2,943
Software	1,543	1,791

Total	14,089	15,892
Less: Accumulated Depreciation and Amortization	(5,944)	(5,787)

Furniture, Equipment and Leasehold Improvements, Net	$8,145	$10,105

Depreciation and amortization expense for Furniture, Equipment and Leasehold Improvements totaled $2,307, $2,384, $580 and $666 for the twelve months ended December 31, 2008 and 2007 and the periods August 10, 2006 through December 31, 2006 and January 1, 2006 through August 9, 2006, respectively.

Note 12 – Issuance of Notes Payable and Warrants

On August 21, 2008, the Company entered into a Purchase Agreement with Mizuho Corporate Bank, Ltd. (“Mizuho”) pursuant to which Mizuho purchased from the Company Senior Notes due 2020 with a 5.20% coupon and warrants to purchase 5,454,545 shares of Evercore Class A Common Stock at $22.00 per share (the “Warrants”) expiring in 2020. Based on their relative fair value at issuance, plus accretion, the Senior Notes and Warrants were reflected in Notes Payable and Additional Paid-In-Capital on the Consolidated Statement of Financial Condition at $95,263 and $23,708, respectively. The Senior Notes have an effective yield of 7.94%.

The holder of the Senior Notes may require the Company to purchase, for cash, all or any portion of the holder’s Senior Notes upon a change of control of the Company for a price equal to the aggregate accreted amount of such Senior Notes, (the “Accreted Amount”), plus accrued and unpaid interest. Senior Notes held by Mizuho will be redeemable at the Accreted Amount at the option of the Company at any time within 90 days following the date on which Mizuho notifies the Company that it is terminating their new strategic alliance agreement (“Strategic Alliance Agreement”). Senior Notes held by any other holder than Mizuho will be redeemable at the Accreted Amount (plus accrued and unpaid interest) at the option of the Company at any time beginning on the third anniversary of closing. In the event of a default under the indenture, the trustee or holders of 33 1/3% of the Senior Notes may declare that the Accreted Amount is immediately due and payable.

Pursuant to the agreement, Mizuho may not transfer the Senior Notes or Warrants until August 16, 2012 or, if the Strategic Alliance Agreement is terminated, the later of one year following such termination and the third anniversary of the closing of the purchase of the Senior Notes and Warrants. The Company has a right of first offer on any proposed transfer by Mizuho of the Warrants, Common Stock purchased in the open market or acquired by exercise of the Warrants and associated Common Stock issued as dividends.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

The exercise price for the Warrants is payable, at the option of the holder of the Warrants, either in cash or by tender of Senior Notes at the Accreted Amount, at any point in time.

As of December 31, 2008, the future payments required on the Senior Notes are as follows:

2009	$6,240
2010	6,240
2011	6,240
2012	6,240
2013	6,240
Thereafter	163,680

Total	$194,880

Note 13 – Employee Benefit Plans

Defined Contribution Retirement Plan – The Company, through a subsidiary, provides certain retirement benefits to employees through a qualified retirement plan. The Evercore Partners Services East L.L.C. Retirement Plan (the “Plan”) is a defined contribution plan with a salary deferral feature under Section 401(k) of the Internal Revenue Code. It also includes a discretionary profit sharing feature. The Plan was formed on February 1, 1996 and subsequently amended. The Plan year ends on December 31 of each year. The Company, at its sole discretion, determines the amount, if any, of profit to be contributed to the Plan.

The Company made no contributions for the twelve months ended December 31, 2008, 2007 and 2006.

Evercore Europe Defined Contribution Benefit Plan – Evercore Europe established the Evercore Partners Limited Group Personal Pension Plan (the “Evercore Europe Plan”), a defined contribution benefit plan, in November 2006 for Evercore Europe employees. The Evercore Europe Plan has a salary deferral feature as permitted under existing tax guidelines for HM Customs and Revenue, the Inland Revenue Service in the United Kingdom. Evercore Europe employees must elect to participate in the plan, and Evercore Europe has a minimum annualized contribution of 15% to 50% of an employee’s salary for all employees who participate, depending on the respective employee’s level within the Company.

Evercore Europe employees are also eligible to contribute up to 10% of their salary to the Evercore Europe Plan. Under the terms of the Evercore Europe Plan, if an employee contributes a minimum of 7.5% to 10% of their salary to the plan, Evercore Europe must make a matching contribution of 5% to 10% of the employee’s salary depending on the employee’s level within the company.

The Evercore Europe Plan made contributions for the twelve months ended December 31, 2008 and 2007 totaling $1,494 and $1,069, respectively.

Note 14 – Evercore Partners Inc. Stockholders’ Equity

During 2008, the Company purchased 466,843 Class A common shares from employees and the former shareholders of Braveheart at market values ranging from $8.16 to $18.44 per share. The result was an increase in Treasury Stock of $7,082 on the Company’s Consolidated Statement of Financial Condition as of December 31, 2008.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

The former shareholders of Braveheart received 431,607 Class A common shares during the first quarter of 2008 in conjunction with the Braveheart sale and purchase agreement, resulting in compensation expense of $7,452 and an increase to Common Stock and Additional Paid-In-Capital of $4 and $7,448, respectively, in the Consolidated Statement of Financial Condition as of December 31, 2008.

During 2008, 278,946 Evercore LP partnership units were gifted to various charities and converted into Class A common shares, resulting in an increase to Common Stock and Additional Paid-In-Capital of $3 and $1,275, respectively, in the Consolidated Statement of Financial Condition as of December 31, 2008.

On August 21, 2008, the Company issued warrants to purchase 5,454,545 shares of Evercore Class A Common Stock, resulting in an increase to Additional Paid-In-Capital of $23,708, in the Consolidated Statement of Financial Condition as of December 31, 2008. See Note 12 of the consolidated/combined financial statements for further information.

During the twelve months ended December 31, 2008, the Company declared and paid dividends of $0.48 per share, totaling $6,239. The Company’s Board of Directors declared on February 3, 2009, a quarterly cash dividend of $0.12 per share, to the holders of Class A common stock as of February 27, 2009, which will be paid on March 13, 2009.

Note 15 – Noncontrolling Interest

Noncontrolling Interest recorded in the consolidated financial statements of the Successor Company relates to a 54% interest of the Members in Evercore LP, a 30% interest in PCB not owned by the Company and a 29% interest in EWM not owned by the Company.

Changes in the noncontrolling interest ownership for the twelve months ended December 31, 2008 and 2007 and the period from August 10, 2006 through December 31, 2006 were as follows:

	For the Twelve Months Ended		For the Period
	2008	2007	August 10, 2006 through December 31, 2006
Beginning Balance	$46,699	$36,294	$20,148
Operating income (loss)	(4,850)	(32,841)	15,991
Other comprehensive income (loss)	(10,190)	313	47
Distributions to partners	(16,578)	(47,218)	—
Exchange of Evercore LP partnership units for Class A common shares	(671)	(9,679)	—
Vesting of additional Evercore LP partnership units	—	99,453	—
Other, including PCB and EWM	1,568	377	779
Adoption of FIN 48	—	—	(671)

Ending Balance	$15,978	$46,699	$36,294

Noncontrolling interest recorded on the combined financial statements of the Predecessor Company relates to the noncontrolling interest of an unrelated third party in EVM, the general partner of EVP. EVM was owned by the Founding Members, an unrelated third party, which owned approximately 53% and Evercore Venture Partners L.L.C., which owned approximately 47%. Evercore Venture Partners L.L.C. is under common

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

ownership of the Company and is the managing member of EVM. As a result, the Company included in its Combined Statements of Operations all of the net income of EVM with an appropriate noncontrolling interest of approximately 53%.

Note 16 – Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders

Net income per share information is not applicable for reporting periods prior to August 10, 2006. The calculations of basic and diluted net income (loss) per share attributable to Evercore Partners Inc. common shareholders for the twelve months ended December 31, 2008 and 2007 and the period August 10, 2006 through December 31, 2006, are described and presented below.

	For the Twelve Months Ended			For the Period
	December 31, 2008		December 31, 2007	August 10, 2006 through December 31, 2006
	(share amounts in thousands)
Basic Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders
Numerator:
Net Income (Loss) Attributable to Evercore Partners Inc. Common Shareholders	$(4,713)		$(34,495)	$3,786
Denominator:
Weighted average shares of Class A common stock outstanding, including vested RSUs	13,072		10,219	4,956

Basic Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders	$(0.36)		$(3.38)	$0.76

Diluted Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders
Numerator:
Net Income (Loss) Attributable to Evercore Partners Inc. Common Shareholders	$(4,713)		$(34,495)	$3,786
Add (deduct)—dilutive effect of:
Noncontrolling Interest related to the assumed exchange of Members’ Evercore LP partnership units for Class A common shares	(a	)	(a )	(a	)
Associated corporate taxes related to the assumed elimination of Noncontrolling Interest described above	(a	)	(a )	(a	)
Associated Interest Expense pursuant to conversion of Warrants Issued	(b	)	—	—

Diluted Net Income (Loss) Attributable to Evercore Partners Inc. Common Shareholders	$(4,713)		$(34,495)	$3,786

Denominator:
Weighted average shares of Class A common stock outstanding, including vested RSUs	13,072		10,219	4,956
Add—dilutive effect of:
Assumed exchange of Members’ Evercore LP partnership units for Class A common shares	(a	)	(a )	(a	)
Additional shares of the Company’s common stock assumed to be issued pursuant to non-vested restricted stock, RSUs and certain Evercore LP partnership units, as calculated using the treasury stock method	(c	)	(c )	—
Assumed conversion of Warrants Issued	(b	)	—	—

Diluted weighted average shares of Class A common stock outstanding	13,072		10,219	4,956

Diluted Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders	$(0.36)		$(3.38)	$0.76

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

(a)	During the twelve months ended December 31, 2008 and 2007 and the period August 10, 2006 through December 31, 2006, the Evercore LP partnership units (which represent the right to receive shares of Class A common stock upon exchange) were antidilutive and consequently the effect of their exchange into shares of Class A common stock has been excluded from the calculation of diluted net income (loss) per share attributable to Evercore Partners Inc. common shareholders. The units that would have been included in the computation of diluted net income (loss) per share attributable to Evercore Partners Inc. common shareholders if the effect would have been dilutive were 15,134, 14,655 and 13,548 for the twelve months ended December 31, 2008 and 2007 and the period August 10, 2006 through December 31, 2006, respectively. For the period August 10, 2006 through December 31, 2006, antidilution is the result of vested RSUs impacting both basic and diluted earnings (loss) per share but not impacting the noncontrolling interest ownership calculation.

(b)	During 2008, the Warrants were antidilutive and consequently the additional shares have been excluded from the calculation of diluted net income per share attributable to Evercore Partners Inc. common shareholders. The additional shares that would have been included in the computation of diluted net income per share attributable to Evercore Partners Inc. common shareholders if the effect would have been dilutive were 5,454,545 for the twelve months ended December 31, 2008 reduced for the impact of the Treasury Stock Method, if applicable. FASB 128, Earnings per Share, requires that the dilutive effect of warrants with multiple conversion alternatives be determined based on the alternative which is most advantageous to the holder of the exchangeable Senior Notes and Warrants. This will generally occur when the market value of the Company’s stock exceeds the exercise price of the Warrants, requiring dilution to be determined using the Treasury Stock Method. In certain limited circumstances the dilutive effect of conversion would be calculated using the If-Converted Method.

(c)	During the twelve months ended December 31, 2008 and 2007, the additional shares of the Company’s common stock assumed to be issued pursuant to non-vested restricted stock, RSUs and certain Evercore LP partnership units as calculated using the treasury stock method were antidilutive and consequently the additional shares have been excluded from the calculation of diluted net loss per share of Class A common stock. The additional shares that would have been included in the computation of diluted net loss per share of Class A common stock if the effect would have been dilutive were 216 and 154 for the twelve months ended December 31, 2008 and 2007, respectively. Antidilution is the result of the Company having a loss for the twelve months ended December 31, 2008 and 2007, respectively.

The shares of Class B common stock have no right to receive dividends or a distribution on liquidation or winding up of Evercore Partners Inc. The shares of Class B common stock do not share in the earnings of Evercore Partners Inc. and no earnings are allocable to such class. Accordingly, basic and diluted net income (loss) per share of Class B common stock have not been presented.

Note 17 – Stock-Based Compensation

Effective January 1, 2006, the Company adopted SFAS 123(R), which requires the measurement and recognition of compensation expense for all stock-based payment awards made to employees and directors including employee stock options and other forms of equity compensation based on estimated fair values.

2006 Stock Incentive Plan. In 2006 the Company’s stockholders and board of directors adopted the Evercore Partners Inc. 2006 Stock Incentive Plan (the “2006 Plan”). The 2006 Plan permits the Company to grant to key employees, directors and consultants incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, RSUs and other awards based on the Company’s Class A common stock. The total number of shares of Class A common stock which may be issued under the 2006 Plan is 20,000,000 and the Company intends to use newly-issued shares of Class A common stock to satisfy any awards under the 2006 Plan. Shares of Class A common stock underlying any award granted under the 2006 Plan that expire, terminate or are cancelled or satisfied for any reason without being settled in stock again become available for awards under the 2006 Plan. The total shares available to be granted in the future under the 2006 Plan were 13,394,307 and 15,428,193 as of December 31, 2008 and 2007, respectively.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

Equity Grants – Evercore LP Partnership Units. At the time of the Reorganization, Members and certain trusts benefiting certain of their families received 13,547,797 vested and 9,589,032 unvested Evercore LP partnership units. The Evercore LP partnership units are exchangeable into Class A common stock of the Company on a one-for-one basis once vested. During the twelve months ended December 31, 2007, 4,735,867 Evercore LP partnership units vested when the Company’s Founding Members and the chairman of Protego, and trusts benefiting their families and permitted transferees, collectively, ceased to beneficially own at least 90% of the aggregate Evercore LP partnership units owned by them on the date the Reorganization was effected. The Company recorded $99,453 in compensation expense during 2007, which represented the value of the 4,735,867 Evercore LP partnership units at the date of the Reorganization. In addition, the Company entered into a severance agreement with an employee which modified the award terms, that resulted in an expense of $2,275 in 2007. The remaining unvested Evercore LP partnership units will vest upon the earliest to occur of the following events:

•

when the Founding Members and chairman of Protego, and trusts benefiting their families and permitted transferees, collectively, cease to beneficially own at least 50% of the aggregate Evercore LP partnership units owned by them at the time of the Reorganization;

•	a change of control of the Company; or

•

two of the Founding Members and the chairman of Protego are not employed by, or do not serve as a director of, Evercore Partners Inc. or one of its affiliates within a 10-year period following the IPO.

In addition, 100% of the unvested Evercore LP partnership units will vest if such Member dies or becomes disabled while employed by the Company. The Company’s Equity Committee, which is comprised of Messrs. Altman and Aspe, may also accelerate vesting of unvested Evercore LP partnership units at any time.

Mr. Beutner, one of the Founding Members, announced his retirement from the Company on May 1, 2008. Management has assessed the impact of Mr. Beutner’s retirement on the Evercore LP partnership unit vesting events discussed above and has concluded that no such condition has become probable at this time. Management has concluded that, at the current time, the disassociation of Mr. Altman or Mr. Aspe with the Company within ten years subsequent to the IPO date is not probable. There have not been any stated changes in the intentions of either Mr. Altman or Mr. Aspe to terminate their employment or current roles and functions with the Company.

Equity Grants – Restricted Stock and RSUs. At the time of the IPO, and pursuant to the 2006 Plan, the Company granted to the Company’s employees 2,286,055 RSUs, which are convertible into Class A common stock on a one-for-one basis once vested. At the time of the IPO 207,116 of the RSUs fully-vested and, as a result, the Company recorded compensation expense at the time of the IPO equal to the value of these fully-vested RSUs. The remaining unvested RSUs have the same vesting requirements as the unvested Evercore LP partnership units described above.

Each of the Company’s four outside directors at the date of the IPO received a one-time award of 2,381 RSUs upon their initial appointment to the Board. These RSUs were issued pursuant to the 2006 Plan and vested in 2008, and were amortized into compensation expense, over two years.

Subsequent to the IPO, the Company granted new and existing employees RSUs and restricted stock. Certain of these awards vest upon the same terms as the Evercore LP partnership units issued at the time of the Reorganization and the RSUs issued at the time of the IPO (“Event-based Awards”) and certain of these awards are Service-based Awards.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

During 2008, pursuant to the 2006 Plan, the Company granted employees 440,925 Evercore LP units and 60,193 RSUs that are Event-based Awards and 75,000 shares of restricted stock and 2,065,743 RSUs that are Service-based Awards. These awards had grant date fair values of $9.70 to $21.33 per share. During 2008, no Event-based Awards vested. Compensation expense related to Service-based Awards was $29,380 for the twelve months ended December 31, 2008.

During 2007, pursuant to the 2006 Plan, the Company granted employees 90,606 shares of restricted stock and 90,479 RSUs that are Event-based Awards and 475,810 shares of restricted stock and 1,873,447 RSUs that are Service-based Awards. These awards had grant date fair values of $21.12 to $33.64 per share. During 2007, 1,127,830 Event-based Awards vested and the Company recorded $25,570 in compensation expense. Compensation expense related to Service-based Awards was $9,539 for the twelve months ended December 31, 2007.

The Company recorded stock compensation expense of approximately $4,349 during the period August 10, 2006 through December 31, 2006 related to the grant of 207,116 vested RSUs granted to employees at the date of the IPO and valued at the IPO price of $21.00 per share. Stock compensation expense is included in Employee Compensation and Benefits in the Consolidated Statement of Income. The total income tax benefit related to stock-based compensation arrangements recognized in the Company’s Consolidated Statement of Income for the period August 10, 2006 through December 31, 2006 was $583.

During the first quarter of 2009, as part of the 2008 bonus awards, the Company granted to certain employees 733,678 unvested RSUs pursuant to the 2006 Plan.

The following table summarizes activity related to stock-based compensation awards during the twelve months ended December 31, 2008:

	Event-based Awards		Service-based Awards
	Number of Shares	Grant Date Weighted Average Fair Value	Number of Shares	Grant Date Weighted Average Fair Value
Unvested Balance at January 1, 2008	5,656,917	$119,165	2,355,953	$61,014
Granted	501,118	8,344	2,140,743	40,026
Forfeited	(581,077)	(12,203)	(26,898)	(580)
Vested	—	—	(812,011)	(17,803)

Unvested Balance at December 31, 2008	5,576,958	$115,306	3,657,787	$82,657

As of December 31, 2008, the total compensation cost related to unvested Service-based Awards not yet recognized was $53,066. The ultimate amount of such expense is dependent upon the actual number of Service-based Awards that vest. The Company periodically assesses the forfeiture rates used for such estimates. A change in estimated forfeiture rates would cause the aggregate amount of compensation expense recognized in future periods to differ from the estimated unrecognized compensation expense described herein. The weighted-average period over which this compensation cost is expected to be recognized is 30 months. Management has concluded that at the current time it is not probable that the conditions relating to the vesting of unvested Event-based Awards will be achieved or satisfied.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

During the fourth quarter of 2008, the Company issued Performance-based equity awards having a value of $1,000. The delivery of such awards is conditioned on the grantees satisfying certain vesting and other performance requirements outlined in the award agreements. Management has concluded that at the current time it is not probable that the conditions relating to the vesting of unvested Performance-based awards will be achieved or satisfied.

The total income tax benefit related to stock-based compensation arrangements recognized in the Company’s Consolidated Statements of Operations for the twelve months ended December 31, 2008 and 2007, was $6,185 and $6,829, respectively.

Note 18 – Commitments and Contingencies

Operating Leases – The Company leases office space under non-cancelable lease agreements, which expire on various dates through 2023. The Company reflects lease expense over the lease terms on a straight-line basis. Occupancy lease agreements, in addition to base rentals, generally are subject to escalation provisions based on certain costs incurred by the landlord. Occupancy and Equipment Rental on the Consolidated/Combined Statements of Operations includes occupancy rental expense relating to operating leases of $9,308, $10,344, $1,398 and $1,747 for the twelve months ended December 31, 2008 and 2007 and the periods August 10, 2006 through December 31, 2006 and January 1, 2006 through August 9, 2006, respectively.

In conjunction with the leases of office space in New York and San Francisco, the Company has entered into unsecured letters of credit of $4,880.

The Company has entered into various operating leases for the use of certain office equipment. Rental expense for office equipment totaled $303, $480, $46 and $74 for the twelve months ended December 31, 2008 and 2007 and the periods August 10, 2006 through December 31, 2006 and January 1, 2006 through August 9, 2006, respectively. Rental expense for office equipment is included in Occupancy and Equipment Rental on the Consolidated/Combined Statements of Operations.

As of December 31, 2008, the approximate aggregate minimum future payments required on the operating leases are as follows:

2009	$12,252
2010	12,185
2011	11,909
2012	11,436
2013	11,065
Thereafter	99,307

Total	$158,154

During January 2009, the Company agreed to lease 5,632 square feet of office space at One Post Office Square, Boston, Massachusetts.

Capital Leases – The Company has entered into various capital leases for office equipment. As of December 31, 2008, the leases had an aggregate outstanding balance of $118. Interest expense on capital leases for the twelve months ended December 31, 2008, 2007 and 2006 was $2, $9 and $20, respectively.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

The Company’s net investment in these leases, which is included in Furniture, Equipment and Leasehold Improvements, Net, as of December 31, 2008 and 2007, was $118 and $84, respectively.

	December 31,
	2008	2007
Capitalized Office Equipment Leases	$445	$718
Accumulated Depreciation	(327)	(634)

Net Investment	$118	$84

As of December 31, 2008, the approximate aggregate minimum future payments required on the capital leases are as follows:

2009	$53
2010	51
2011	25
2012	—
2013	—

Total Future Minimum Lease Payments	129
Less Interest Discount	(11)

Total Present Value of Future Minimum Lease Payments	118
Less Current Portion	(53)

Long-term Portion	$65

Other Commitments – As of December 31, 2008, the Company has unfunded commitments for capital contributions of $11,310 to the Private Equity Funds. These commitments will be funded as required through the end of each Private Equity Fund’s investment period, subject to certain conditions. Such commitments are satisfied in cash and are generally required to be made as investment opportunities are consummated by the Private Equity Funds.

On July 21, 2008, the Company committed to purchase preferred capital of approximately $10,000 to Pan, an asset management firm. The capital is expected to be drawn down as needed over a period of seven years, subject to the Board’s approval. As of December 31, 2008, the Company had $5,117 of remaining capital committed to Pan.

On September 8, 2008, the Company committed capital, subject to certain conditions, of $150,000 to HighView, a newly-created asset management firm. The Capital is expected to be drawn down as needed over a period of four to five years.

PCB maintains a line of credit with BBVA Bancomer to fund its trading activities on an intra-day and overnight basis. The intra-day facility is approximately $7,200 and secured with trading securities. No interest is charged on the intra-day facility. The overnight facility is charged the Inter-Bank Balance Interest Rate plus 10 basis points and is secured with trading securities. There have been no significant draw downs on PCB’s line of credit since August 10, 2006. The line of credit is renewable annually.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

Legal

In the normal course of business, from time to time the Company and its affiliates may be involved in judicial, regulatory and arbitration proceedings concerning matters arising in connection with the conduct of its businesses, and, in the past, the Company and its affiliates have been named as a defendant in civil litigation matters involving present or former clients or competitors. In addition, Mexican, United Kingdom and United States government agencies and self-regulatory organizations, as well as state securities commissions in the United States, conduct periodic examinations and initiate administrative proceedings regarding the Company’s business, including, among other matters, accounting and operational matters, that can result in censure, fine, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer or its directors, officers or employees.

The Company contests liability and/or the amount of damages as appropriate. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases where claimants seek substantial or indeterminate damages or where investigations and proceedings are in the early stages, the Company cannot predict with certainty the loss or range of loss, if any, related to such matters, how or if such matters will be resolved, when they will ultimately be resolved, or what the eventual settlement, fine, penalty or other relief, if any, might be. Subject to the foregoing, and except for the pending matter described in the paragraphs below, the Company believes, based on current knowledge and after consultation with counsel, that the outcome of the pending matters will not have a material adverse effect on the consolidated financial condition of the Company, although the outcome of such matters could be material to the Company’s operating results and cash flows for a particular future period, depending on, among other things, the level of the Company’s revenues or income for such period. Legal reserves are established in accordance with SFAS No. 5, Accounting for Contingencies. Once established, reserves are adjusted when there is more information available or when an event occurs requiring a change.

Note 19 – Regulatory Authorities

EGL is a U.S. registered broker-dealer and is subject to the net capital requirements of Rule 15c3-1 under the Exchange Act. Rule 15c3-1 requires the maintenance of net capital, as defined, which shall be the greater of $5 or 6 2/3% of aggregate indebtedness, as defined. EGL’s regulatory net capital as of December 31, 2008 and 2007 was $32,905 and $16,937, respectively, which exceeded the minimum net capital requirement by $32,662 and $15,718, respectively. Certain other non-U.S. subsidiaries are subject to various securities and banking regulations and capital adequacy requirements promulgated by the regulatory and exchange authorities of the countries in which they operate. These subsidiaries have consistently operated in excess of their local capital adequacy requirements.

Note 20 – Income Taxes

Prior to August 10, 2006, the Company had not been subject to U.S. federal income tax, but had been subject to the New York City UBT and New York City general corporate tax on its U.S. earnings, and certain non-income tax fees in other jurisdictions where the Company had registered offices and conducted business. As a result of the Reorganization and IPO, the operating business entities of the Company were restructured and a portion of the Company’s income is subject to U.S. federal, state, local and foreign income taxes and is taxed at the prevailing corporate tax rates. Taxes Payable as of December 31, 2008 and 2007, were $92 and $3,961, respectively.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

The components of the provision for income taxes reflected on the Consolidated/Combined Statements of Operations for the twelve months ended December 31, 2008 and 2007 and the periods August 10, 2006 through December 31, 2006 and January 1, 2006 through August 9, 2006 consist of:

	Consolidated			Combined
	For the Twelve Months Ended		For the Period
	December 31, 2008	December 31, 2007	August 10, 2006 through December 31, 2006	January 1, 2006 through August 9, 2006
	SUCCESSOR	SUCCESSOR	SUCCESSOR	PREDECESSOR
Current:
Federal	$3,425	$6,683	$1,954	$—
Foreign	(2,297)	5,626	3,409	—
State and Local	1,832	6,016	2,173	2,351

Total Current	2,960	18,325	7,536	2,351
Deferred:
Federal	(1,555)	(3,098)	(624)	—
Foreign	(272)	(427)	(467)	—
State and Local	(954)	(2,399)	(415)	17

Total Deferred	(2,781)	(5,924)	(1,506)	17

Total	$179	$12,401	$6,030	$2,368

The effective tax rate for the twelve months ended December 31, 2008 was (1.9%) compared to (22.6%) for the twelve months ended December 31, 2007. The effective tax rates for the period August 10, 2006 through December 31, 2006 was 23.4% and for the period January 1, 2006 through August 9, 2006 was 3.5%. A reconciliation between the statutory federal income tax rate and the Company’s effective tax rate for the twelve months ended December 31, 2008 and 2007 and the periods August 10, 2006 through December 31, 2006 and January 1, 2006 through August 9, 2006 is as follows:

	For the Twelve Months Ended		For the Period
	December 31, 2008	December 31, 2007	August 10, 2006 through December 31, 2006	January 1, 2006 through August 9, 2006
Reconciliation of Federal Statutory Tax Rates
U.S. Statutory Tax Rate	35.0%	35.0%	35.0%	35.0%
Increase (Decrease) Due to State and Local Taxes	2.3%	(4.2)%	6.8%	3.5%
Rate Benefits as a Limited Liability Company/Flow Through	(28.9)%	(17.3)%	(29.8)%	(35.0)%
Foreign Taxes	19.2%	(9.5)%	11.4%	—
Non-Deductible Expenses	(25.8)%	(27.3)%	—	—
Other Adjustments	(3.7)%	0.7%	—	—

Effective Income Tax Rate	(1.9)%	(22.6)%	23.4%	3.5%

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

The effective tax rate was significantly impacted by the reorganization resulting from the IPO on August 10, 2006, whereby a significant percentage of the income was subject to corporate level federal, state and New York City taxes. Prior to the IPO, the Company was organized as a series of partnerships and flow through entities and was only subject to city taxes. The change between 2006 and 2007 is largely a result of a nondeductible equity compensation expense that was charged in 2007.

The following table presents the U.S. and non-U.S. components of Income (Loss) before income tax expense:

	For the Twelve Months Ended		For the Period
	December 31, 2008	December 31, 2007	August 10, 2006 through December 31, 2006	January 1, 2006 through August 9, 2006
U.S.	$5,071	$(12,334)	$74	$68,319
Non-U.S.	(9,605)	(9,760)	9,742	—

Income (Loss) before Income Tax Expense(a)	$(4,534)	$(22,094)	$9,816	$68,319

(a)	Net of Noncontrolling Interest.

Deferred income taxes are provided for the effects of temporary differences between the tax basis of an asset or liability and its reported amount in the Consolidated Statements of Financial Condition. These temporary differences result in taxable or deductible amounts in future years. Details of the Company’s deferred tax assets and liabilities are as follows:

	December 31,
	2008	2007
Current Deferred Tax Assets:
Step up in tax basis due to the exchange of Evercore LP Partnership Units for Shares of Class A Common Stock	$2,130	$1,455

Total Current Deferred Tax Asset	$2,130	$1,455

Long-term Deferred Tax Assets:
Depreciation and Amortization	$3,833	$3,043
Compensation and Benefits	12,916	8,110
Step up in tax basis due to the exchange of Evercore LP Partnership Units for Shares of Class A Common Stock	42,980	42,739
Other	6,786	985

Total Long-term Deferred Tax Assets	$66,515	$54,877

Long-term Deferred Tax Liabilities:
Goodwill and Investments	$4,597	$3,385

Total Long-term Deferred Tax Liabilities	$4,597	$3,385

Net Long-term Deferred Tax Assets Before Valuation Allowance	$61,918	$51,492
Valuation Allowance	(852)	—

Net Long-term Deferred Tax Assets	$61,066	$51,492

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

At December 31, 2008 and 2007, the Company recognized net deferred tax assets related to differences between the financial reporting basis and the tax basis of the net assets of the Company, which totaled $63,196 and $52,947, respectively. As discussed in Note 17, during 2007, Members exchanged a number of Evercore LP partnership units for shares of Class A common stock of the Company. This exchange resulted in an increase in the tax basis of the tangible and intangible assets of Evercore LP, which triggered a tax receivable agreement that was entered into at the time of the Formation Transaction between the Company and the Members. The agreement provides for the Members to retain 85% of the tax benefits resulting from the exchange and for the Company to retain 15% of such benefits. In 2008, the triggering of the tax receivable agreement resulted in an increase in Deferred Tax Asset—Current and Deferred Tax Asset – Non-Current of $675 and $241, respectively, on the Company’s Consolidated Statement of Financial Condition as of December 31, 2008. In 2007, the triggering of the tax receivable agreement resulted in an increase in Deferred Tax Asset – Current, Deferred Tax Asset – Non-Current, Payable to Employees and Related Parties, Amounts Due to Related Parties Pursuant to Tax Receivable Agreement and Additional Paid-in-Capital of $1,455, $44,206, $1,237, $37,575 and $6,849, respectively, on the Company’s Consolidated Statement of Financial Condition as of December 31, 2007.

The increase in net deferred tax assets from December 31, 2007 to December 31, 2008 was also attributable to a $4,806 increase due to compensation deductions for financial reporting purposes associated with RSUs and restricted stock that vested during the period, $478 related to the amortization of intangible assets associated with the Braveheart and Protego acquisitions and an increase in deferred tax assets of $3,815 associated with changes in Accumulated Other Comprehensive Income of which $4,027 related to foreign currency translation losses and $212 related to net unrealized gains on available-for-sale securities.

Based on the Company’s historical taxable income and its expected future earnings, management has determined that the remaining deferred tax assets are more-likely-than-not to be realized. Additionally, with respect to net operating loss carry-forwards associated with one of our foreign subsidiaries, a valuation allowance of $852 has been set up to fully offset the deferred tax asset.

As discussed in Note 2, the Company applied the provisions of FIN 48 on January 1, 2007. The cumulative effect of the Company’s adoption of FIN 48 was a charge of $671 and $252 to the January 1, 2007 Noncontrolling Interest and Retained Earnings balances, respectively.

A reconciliation of the changes in tax positions for the years ended December 31, 2008 and 2007 are as follows:

	December 31,
	2008	2007
Beginning unrecognized tax benefit	$2,535	$1,114
Additions based on tax positions related to the current year	—	681
Additions for tax positions of prior years	—	740
Reductions for tax positions of prior years	(818)	—
Settlements	—	—
Lapse of Statute of Limitations	—	—

Ending unrecognized tax benefit	$1,717	$2,535

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

Included in the balance of unrecognized tax benefits at December 31, 2008 and 2007, are $1,674 and $2,192, respectively, of tax benefits that, if recognized, would affect the effective tax rate. The Company recognizes interest accrued related to unrecognized tax benefits and penalties as income tax expense. The Company accrued interest of $160 during 2008 related to the unrecognized tax benefits noted above and, as of December 31, 2008, the Company has recognized a liability for penalties and interest of $510 and $641, respectively. The Company accrued interest and penalties of $319 and $386, respectively, during 2007 and, as of December 31, 2007, the Company has recognized a liability for penalties and interest of $760 and $511, respectively.

The Company does not anticipate a significant change in unrecognized tax positions as a result of the settlement of income tax audits and the expiration of statute of limitations for examining the Company’s income tax returns during the next year.

The Company is subject to taxation in the U.S. and various state, local and foreign jurisdictions. The Company’s tax years for 2005 to present are subject to examination by the taxing authorities. With a few exceptions, the Company is no longer subject to U.S. federal, state, local or foreign examinations by taxing authorities for years before 2005.

Note 21 – Concentrations of Credit Risk

Financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents, marketable securities, foreign government obligations and receivables from clients. The Company has placed its Cash and Cash Equivalents in interest-bearing deposits in U.S. banks and U.S. investment banks that meet certain rating and capital requirements. The Company’s foreign subsidiaries maintain Cash and Cash Equivalents in interest bearing accounts at large commercial banking institutions domiciled in their respective countries of operation. Concentrations of credit risk are limited due to the quality of the Company’s clients.

Credit Risks

As of December 31, 2008, the Company has securities purchased under agreements to resell of $92,770 for which the Company has received collateral with a fair value of $92,580. Additionally, the Company has securities sold under agreements to repurchase of $284,745 at December 31, 2008, for which the Company has pledged collateral with a fair value of $284,086. To reduce the exposure to concentrations of credit from Securities Purchased Under Agreements to Resell, the Company has established risk management procedure to monitor the exposure. The collateral for the receivables is primarily secured by Mexican government bonds and the Company monitors the collateral pledged under these agreements against their contract value from inception to maturity date.

Accounts Receivable consists primarily of advisory fees and expense reimbursements billed to our clients. Receivables are reported net of any allowance for doubtful accounts. The Company maintains an allowance for bad debts to provide coverage for probable losses from our customer receivables and derives the estimate through specific identification for the allowance for doubtful accounts and an assessment of the client’s creditworthiness. At December 31, 2008 and 2007 total receivables amounted to $22,758 and $47,720, net of an allowance. The Advisory and Investment Management receivables collection periods generally are within 90 days of invoice. The collection period for restructuring transactions and private equity fee receivables may exceed 90 days. The Company recorded bad debt expense of approximately $196 and $391 in the years ended December 31, 2008 and 2007, respectively.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

With respect to our Marketable Securities portfolio, which is comprised of highly rated corporate bonds and equity securities, the Company manages its credit risk exposure by limiting concentration risk and maintaining minimum credit quality. As of December 31, 2008, the Company had Marketable Securities of $103,480, of which 97% were corporate bonds with Moody’s ratings ranging from A1 to Aaa and 3% were equity securities.

Note 22 – Segment Operating Results

Business Segments – The Company’s business results are categorized into the following two segments: Advisory and Investment Management. Advisory includes providing advice on mergers, acquisitions, divestitures, leveraged buyouts, restructurings, and similar corporate finance matters. Investment Management includes advising third-party investors in the Private Equity, Institutional Asset Management and Wealth Management sectors.

The Company’s segment information for the twelve months ended December 31, 2008 and 2007 and the periods August 10, 2006 through December 31, 2006 and January 1, 2006 through August 9, 2006 is prepared using the following methodology:

•	Revenue and expenses directly associated with each segment are included in determining operating income.

•	Expenses not directly associated with specific segments are allocated based on the most relevant measures applicable, including headcount and other factors.

•

Segment assets are based on those directly associated with each segment, or for certain assets shared across segments, these assets are allocated based on the most relevant measures applicable, including headcount and other factors.

•	Investment gains and losses, interest income and interest expense are allocated between the segments based on the segment in which the underlying asset or liability is held.

Each segment’s Operating Expenses include: a) employee compensation and benefits expenses that are incurred directly in support of the segment and b) non-compensation expenses, which include expenses for premises and occupancy, professional fees, travel and entertainment, communications and information services, equipment and indirect support costs (including compensation and other operating expenses related thereto) for administrative services. Such administrative services include, but are not limited to, accounting, tax, legal, facilities management and senior management activities. Other Expenses include stock-based compensation costs associated with the May 2007 follow-on offering of common stock, a 2007 stock-based compensation charge related to a severance agreement, a charge associated with deferred consideration pursuant to the Braveheart Sale and Purchase Agreement in 2008, amortization of intangibles associated with the acquisitions of Protego and Braveheart, Special Charges in connection with the 2008 write-off of certain capitalized costs associated with ECP capital raising and employee severance, accelerated share-based vesting and other costs related to the closing of the Los Angeles office and Acquisition and Transition Costs incurred in connection with acquisitions currently in process.

The Company evaluates segment results based on net revenue and operating income, both including and excluding the impact of the Other Expenses.

The Company believes that the following information provides a reasonable representation of each segment’s contribution to net revenue, operating expenses, other expenses, operating income and identifiable assets.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

For the full year ended December 31, 2008, no client accounted for more than 10% of the Company’s consolidated Net Revenues. One client accounted for more than 10% of the Company’s consolidated Net Revenues for the full year ended December 31, 2007.

	Consolidated			Combined
	For the Twelve Months Ended		For the Period
	December 31, 2008	December 31, 2007	August 10, 2006 through December 31, 2006	January 1, 2006 through August 9, 2006
	SUCCESSOR	SUCCESSOR	SUCCESSOR	PREDECESSOR
Advisory
Net Revenues(1)	$186,628	$299,710	$88,695	$95,302
Operating Expenses(2)	157,097	193,204	54,401	32,041
Other Expenses(3)	9,336	114,000	6,262	—

Segment Income (Loss)	$20,195	$(7,494)	$28,032	$63,261

Identifiable Segment Assets(4)	$290,677	$347,357	$182,120	$84,926

Investment Management
Net Revenues(1)	$8,027	$21,889	$7,383	$16,617
Operating Expenses(2)	31,878	42,298	8,867	11,553
Other Expenses(3)	5,728	27,032	741	—

Segment Income (Loss)	$(29,579)	$(47,441)	$(2,225)	$5,064

Identifiable Segment Assets(4)	$448,263	$341,739	$119,383	$420,703

Total
Net Revenues(1)	$194,655	$321,599	$96,078	$111,919
Operating Expenses(2)	188,975	235,502	63,268	43,594
Other Expenses(3)	15,064	141,032	7,003	—

Segment Income (Loss)	$(9,384)	$(54,935)	$25,807	$68,325

Identifiable Segment Assets(4)	$738,940	$689,096	$301,503	$505,629

(1)	Net revenues include Other Revenue, net, allocated to the segments as follows:

	Consolidated			Combined
	For the Twelve Months Ended		For the Period
	December 31, 2008	December 31, 2007	August 10, 2006 through December 31, 2006	January 1, 2006 through August 9, 2006
	SUCCESSOR	SUCCESSOR	SUCCESSOR	PREDECESSOR
Advisory	$5,020	$3,959	$1,036	$(820)
Investment Management	(1,413)	1,731	792	(243)

Total Other Revenue, net	$3,607	$5,690	$1,828	$(1,063)

(2)	Corporate level Operating Expenses for prior periods have been allocated to their appropriate business segments to conform with the current presentation.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

(3)	Other Expenses include stock-based compensation costs associated with the May 2007 follow-on offering of common stock, a 2007 stock-based compensation charge related to a severance agreement, a charge associated with deferred consideration pursuant to the Braveheart Sale and Purchase Agreement in 2008, amortization of intangibles associated with the acquisitions of Protego and Braveheart, Special Charges in connection with the 2008 write-off of certain capitalized costs associated with ECP capital raising and employee severance, accelerated share-based vesting and other costs related to the closing of the Los Angeles office and Acquisition and Transition Costs incurred in connection with acquisitions currently in process as set forth in the table below:

	Consolidated			Combined
	For the Twelve Months Ended		For the Period
	December 31, 2008	December 31, 2007	August 10, 2006 through December 31, 2006	January 1, 2006 through August 9, 2006
	SUCCESSOR	SUCCESSOR	SUCCESSOR	PREDECESSOR
Deferred Consideration Pursuant to the Braveheart Sale and Purchase Agreement	$7,452	$—	$—	$—
Contingently Vested Equity Awards	—	98,963	3,608	—
Advisory—Intangible Asset Amortization	1,884	15,037	2,654	—

Total Advisory	9,336	114,000	6,262	—

Contingently Vested Equity Awards	—	27,032	741	—
Special Charges	4,132	—	—	—
Acquisition and Transition Costs	1,596	—	—	—

Total Investment Management	5,728	27,032	741	—

Total Other Expenses	$15,064	$141,032	$7,003	$—

(4)	Goodwill has been included in the Advisory Segment only, since at the dates of the acquisitions Braveheart and Protego were principally Advisory businesses.

Geographic Information – The Company manages its business based on the profitability of the enterprise as a whole.

The Company’s net revenues were derived from clients and Private Equity Funds located in the following geographical areas:

	Consolidated			Combined
	For the Twelve Months Ended		For the Period
	December 31, 2008	December 31, 2007	August 10, 2006 through December 31, 2006	January 1, 2006 through August 9, 2006
	SUCCESSOR	SUCCESSOR	SUCCESSOR	PREDECESSOR
Net Revenues:(1)
United States	$140,650	$246,294	$63,267	$93,234
Europe and Other	23,039	44,645	23,475	19,748
Latin America	27,359	24,970	7,508	—

Total	$191,048	$315,909	$94,250	$112,982

(1)	Excludes Other Revenue and Interest Expense.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

Note 23 – Evercore Partners Inc. (Parent Company Only) Financial Statements

EVERCORE PARTNERS INC.

(parent company only)

CONDENSED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)

	December 31,
	2008	2007
ASSETS
Equity Investment in Subsidiary	$158,013	$157,859
Advances to Subsidiary	118,971	—
Deferred Tax Asset	59,172	53,677
Other Assets	5,044	6,713

TOTAL ASSETS	$341,200	$218,249

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Payable to Related Party	$1,816	$1,237
Amounts Due Pursuant to Tax Receivable Agreement	38,344	37,575
Deferred Tax Liability	—	3,266
Notes Payable to Related Parties	—	3,195
Long-term Debt-Notes Payable	95,263	—

TOTAL LIABILITIES	135,423	45,273
Stockholders’ Equity
Common Stock
Class A, par value $0.01 per share (1,000,000,000 shares authorized, 12,552,028 and 11,261,100 issued at December 31, 2008 and 2007, respectively, and 12,053,282 and 11,229,197 outstanding at December 31, 2008 and 2007, respectively)	126	113
Class B, par value $0.01 per share (1,000,000 shares authorized, 51 issued and outstanding at December 31, 2008 and 2007)	—	—
Additional Paid-In-Capital	275,234	208,846
Accumulated Other Comprehensive Income (Loss)	(14,969)	597
Retained Earnings (Deficit)	(46,564)	(35,612)
Treasury Stock at Cost (498,746 and 31,903 shares at December 31, 2008 and 2007, respectively)	(8,050)	(968)

TOTAL STOCKHOLDERS’ EQUITY	205,777	172,976

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$341,200	$218,249

See notes A to E to parent company only financial statements.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

EVERCORE PARTNERS INC.

(parent company only)

CONDENSED STATEMENTS OF OPERATIONS

(dollars in thousands)

	For the Twelve Months Ended		For the Period
	December 31, 2008	December 31, 2007	August 10, 2006 (date of inception) through December 31, 2006
REVENUES
Interest Income	$2,553	$—	$—

TOTAL REVENUES	2,553	—	—
Interest Expense	2,553	—	—

NET REVENUES	—	—	—
EXPENSES
TOTAL EXPENSES	—	—	—

OPERATING INCOME	—	—	—

Equity in Income (Loss) of Subsidiary	(3,403)	(29,765)	6,705
Provision for Income Taxes	1,310	4,730	2,919

NET INCOME (LOSS)	$(4,713)	$(34,495)	$3,786

See notes A to E to parent company only financial statements.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

EVERCORE PARTNERS INC.

(parent company only)

CONDENSED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	For the Twelve Months Ended		For the Period
	December 31, 2008	December 31, 2007	August 10, 2006 (date of inception) through December 31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(4,713)	$(34,495)	$3,786
Undistributed Income of Subsidiary	3,403	29,765	(6,705)
Accretion on Long-term Debt	431	—	—
(Increase) Decrease in Operating Assets:
Other Assets	1,668	(6,713)	—
Increase (Decrease) in Operating Liabilities:
Payable to Uncombined Affiliates	—	(815)	815
Taxes Payable	—	(2,104)	2,104
Notes Payable to Related Parties	(3,195)	195	—

Net Cash Used in Operating Activities	(2,406)	(14,167)	—
CASH FLOWS FROM INVESTING ACTIVITIES
Investment in Subsidiary	24,811	(23,766)	(88,590)
Advances to Subsidiary	(118,971)	—	—

Net Cash Used in Investing Activities	(94,160)	(23,766)	(88,590)
CASH FLOWS FROM FINANCING ACTIVITIES
Net Proceeds from IPO and Follow-On Offerings	—	42,058	88,590
Issuance of Notes Payable and Warrants	120,000	—	—
Debt Issuance Costs	(1,460)	—	—
Foreign Currency Translation	(15,565)	534	—
Dividends	(6,239)	(4,651)	—
FIN 48 Adjustment	(170)	(8)	—

Net Cash Provided by Financing Activities	96,566	37,933	88,590

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	—	—	—
CASH AND CASH EQUIVALENTS—Beginning of Period	—	—	—

CASH AND CASH EQUIVALENTS—End of Period	$—	$—	$—

See notes A to E to parent company only financial statements.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

EVERCORE PARTNERS INC.

(parent company only)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(dollars in thousands, except share and per share data)

Note A – Organization

Evercore Partners Inc. (the “Company”) was incorporated as a Delaware corporation on July 21, 2005. The Company did not begin meaningful operations until the reorganization discussed below. Therefore no financial statements are presented for periods before August 10, 2006. Pursuant to a reorganization into a holding company structure, the Company became a holding company and its sole asset is a controlling equity interest in Evercore LP. As the sole general partner of Evercore LP, the Company operates and controls all of the business and affairs of Evercore LP and, through Evercore LP and its subsidiaries, continues to conduct the business now conducted by these subsidiaries.

Note B – Significant Accounting Policies

Basis of Presentation. The Statements of Financial Condition, Operations and Cash Flows have been prepared in accordance with U.S. GAAP.

Equity in Income of Subsidiary. The Equity in Income of Subsidiary represents the Company’s share of income from Evercore LP.

Note C – Stockholders’ Equity

The Company is authorized to issue 1,000,000,000 shares of Class A common stock, par value $0.01 per share, and 1,000,000 shares of Class B common stock, par value $0.01 per share. All shares of Class A common stock and Class B common stock vote together as a single class. At December 31, 2008, the Company has issued 12,552,028 shares of Class A common stock. The Company has issued 51 shares of Class B common stock in exchange for $1.00, which were held by certain limited partners of Evercore LP and 49 shares are held by Evercore LP at December 31, 2008. During 2008, the Company purchased 466,843 Class A common shares of Treasury Stock from employees at market values ranging from $8.16 to $18.44 per share. The Company accounts for purchases of Treasury Stock at cost and includes the Treasury Stock as a separate component of Stockholders’ Equity until such time as the Treasury Stock is retired. The result of the above transactions was an increase in Treasury Stock of $7,082 on the Company’s Condensed Statement of Financial Condition as of December 31, 2008.

As discussed in Note 17 to the consolidated/combined financial statements, both the Evercore LP partnership units and RSUs are exchangeable into Class A common stock of the Company on a one-for-one basis once vested.

Note D – Issuance of Notes Payable and Warrants

On August 21, 2008, the Company entered into a Purchase Agreement with Mizuho pursuant to which Mizuho purchased from the Company Senior Notes and Warrants expiring 2020. See Note 12 to the consolidated/combined financial statements.

EVERCORE PARTNERS INC.

NOTES TO CONSOLIDATED/COMBINED

FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts, unless otherwise noted)

Note E – Commitments and Contingencies

As of December 31, 2008, as discussed in Note 12 to the consolidated/combined financial statements, the Company estimates the contractual obligations related to the Senior Notes to be $194, 880. Pursuant to the Senior Notes, we expect to make payments to the notes’ holder of $6,240 within one year or less, $12,480 in one to three years, $12,480 in three to five years and $163,680 after five years.

As of December 31, 2008, as discussed in Note 20 to the consolidated/combined financial statements, the Company estimates the contractual obligations related to the Tax Receivable Agreements to be $40,160. The company expects to pay to the counterparties to the Tax Receivable Agreement $1,816 within one year or less, $5,733 in one to three years, $6,137 in three to five years and $26,474 after five years.

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands, except per share data)

Consolidated Quarterly Results of Operations (unaudited)

The following represents the Company’s unaudited quarterly results for the years ended December 31, 2008 and 2007. These quarterly results were prepared in accordance with U.S. GAAP and reflect all adjustments that are, in the opinion of management, necessary for a fair statement of the results.

	For the Three Months Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
Net Revenues	$33,236	$56,813	$60,118	$44,488
Total Expenses	49,757	54,943	52,249	47,090

Income (Loss) Before Income Taxes	(16,521)	1,870	7,869	(2,602)
Provision for Income Taxes	(3,463)	1,475	2,461	(294)

Net Income (Loss)	(13,058)	395	5,408	(2,308)
Net Income (Loss) Attributable to Noncontrolling Interest	(7,722)	863	3,352	(1,343)

Net Income (Loss) Attributable to Evercore Partners Inc.	$(5,336)	$(468)	$2,056	$(965)

Net Income (Loss) Per Share Attributable to Evercore Partners Inc. common Shareholders
Basic	$(0.39)	$(0.04)	$0.16	$(0.08)
Diluted	$(0.39)	$(0.04)	$0.16	$(0.08)
Dividends Declared Per Share of Class A Common Stock	$0.12	$0.12	$0.12	$0.12

	For the Three Months Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007
Net Revenues	$93,792	$72,399	$65,912	$89,496
Total Expenses	79,541	62,035	169,558	65,400

Income (Loss) Before Income Taxes	14,251	10,364	(103,646)	24,096
Provision for Income Taxes	3,606	3,217	643	4,936

Net Income (Loss)	10,645	7,147	(104,289)	19,160
Net Income (Loss) Attributable to Noncontrolling Interest	7,507	4,828	(60,115)	14,940

Net Income (Loss) Attributable to Evercore Partners Inc.	$3,138	$2,319	$(44,174)	$4,220

Net Income (Loss) Per Share Attributable to Evercore Partners Inc. common Shareholders
Basic	$0.25	$0.19	$(4.68)	$0.64
Diluted	$0.25	$0.19	$(4.68)	$0.64
Dividends Declared Per Share of Class A Common Stock	$0.12	$0.12	$0.10	$0.07